Exhibit 10.1

MIDDLE MARKET CREDIT FUND, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

Dated as of June 24, 2016

THE SECURITIES REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAWS AND, AS SUCH, THEY MAY NOT BE OFFERED FOR SALE, SOLD, DELIVERED AFTER SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE SECURITIES HAVE BEEN QUALIFIED AND REGISTERED UNDER APPLICABLE STATE AND FEDERAL SECURITIES LAWS OR UNLESS SUCH QUALIFICATION AND REGISTRATION IS NOT LEGALLY REQUIRED. TRANSFERS OF THE SECURITIES REPRESENTED BY THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE FURTHER SUBJECT TO THE RESTRICTIONS, TERMS AND CONDITIONS SET FORTH HEREIN.

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MIDDLE MARKET CREDIT FUND, LLC

SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

This Second Amended and Restated Limited Liability Company Agreement, dated as of June 24, 2016, is entered into by and between Carlyle GMS Finance, Inc. and Credit Partners USA LLC (collectively, the “Members”).

WHEREAS, Carlyle GMS Finance, Inc. formed the Company (as defined below) on February 4, 2016 and entered into a limited liability company agreement of the Company, dated as of February 12, 2016 (the “Original Agreement”), in each case, as the Company’s sole initial member;

WHEREAS, the Members entered into an amended and restated limited liability company agreement of the Company, dated as of February 29, 2016 (the “A&R LLC Agreement”);

WHEREAS, the Members desire to amend the A&R LLC Agreement in its entirety and co-manage the Company under the Act (as defined below) for the purposes and pursuant to the terms set forth herein.

NOW THEREFORE, in consideration of the mutual agreements set forth below, and intending to be legally bound, the Members hereby agree as follows:

ARTICLE 1

DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

“Act”: the Delaware Limited Liability Company Act, as from time to time in effect.

“Adjusted Capital Account Deficit”: with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the applicable Fiscal Year after (i) crediting thereto any amounts which such Member is, or is deemed to be, obligated to restore pursuant to Treasury Regulations § 1.704-2(g)(1) and § 1.704-2(i)(5) and (ii) debiting such Capital Account by the amount of the items described in Treasury Regulation § 1.704 1(b)(2)(ii)(d)(4), (5) and (6). The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulation § 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Administration Agreement”: the Administration Agreement by and among the Company, the Administrative Agent, CGMSF and Credit Partners, as amended from time to time with Board Approval.

“Administrative Agent”: Carlyle GMS Finance Administration L.L.C. or an Affiliate thereof retained by the Company with Board Approval to perform administrative services for the Company.

“Affiliate”: with respect to a Person (other than Credit Parent and Carlyle Parent), any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person; provided, that, with respect to Credit Parent and Carlyle Parent, the term “Affiliate” shall only include its direct and indirect subsidiaries.

“Agreement”: this Second Amended and Restated Limited Liability Company Agreement, as it may from time to time be amended.

“Allocation Requirements”: the meaning set forth in Section 7.17(b).

“Anti-Corruption Laws”: the meaning set forth in Section 3.5(g).

“A&R LLC Agreement”: the meaning set forth in the recital to this Agreement.

“Board”: the Board of the Company.

“Board Approval”: as to any matter requiring Board approval hereunder, the prior approval of the Board.

“Board Member”: each Person elected, designated or appointed to serve as a member of the Board in accordance with this Agreement.

“Capital Account”: as to each Member, the capital account maintained on the books of the Company for such Member in accordance with Section 5.1.

“Capital Commitment”: as to each Member, the total amount of such Member’s Initial Capital Contributions and obligation to make Subsequent Contributions in the amount set forth on Exhibit A attached hereto and on the Member List, in accordance with the terms of this Agreement.

“Capital Contribution”: as to each Member, (i) the aggregate amount of the Initial Capital Contribution actually contributed to the equity capital of the Company by such Member as set forth in Section 4.1 and (ii) all Subsequent Contributions made by such Member as set forth in Section 4.1. The Capital Contribution of a Member that is an assignee of all or a portion of a Membership Interest in the Company shall include the Capital Contribution of the assignor (or a pro rata portion thereof in the case of an assignment of less than the entire Membership Interest of the assignor). Notwithstanding the foregoing, and subject to Board Approval in each instance, each Member shall be permitted to make a Capital Contribution to the Company in the form of an Investment currently owned by the Member.

“Carlyle Parent”: The Carlyle Group L.P.

“Carlyle Personnel”: the meaning set forth in Section 3.4(b).

“Cause Event”: (i) the bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 4.3 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 4.3; (ii) the institution of any lawsuits or legal proceedings against a Member or, solely with respect to CGMSF, the investment adviser of CGMSF if such lawsuit or legal proceeding is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; provided, that the institution of any lawsuit or legal proceeding against a Member by the other Member shall not be a Cause Event; (iii) the commencement of any formal enforcement investigation of a Member or, solely with respect to CGMSF, the investment adviser of CGMSF by the SEC or any other U.S. or foreign federal regulatory or administrative body that involves an allegation of a violation of law by any such person and that is likely to have a material adverse effect on such Member’s ability to perform its obligations under this Agreement; or (iv) any other act or omission by a Member that (A) causes or is likely to cause such other Member or its Affiliates to receive materially adverse publicity or (B) otherwise materially adversely affects or may materially adversely affect the reputation of such other Member or its Affiliates.

“Certificate of Formation”: the certificate of formation of the Company filed under the Act, as from time to time amended.

“CGMSF”: Carlyle GMS Finance, Inc., or any Person substituted for Carlyle GMS Finance, Inc. as a Member pursuant to the terms of this Agreement.

“CGMSIM”: Carlyle GMS Investment Management L.L.C.

“COD Income”: the meaning set forth in Section 5.3(j).

“Code”: the Internal Revenue Code of 1986, as from time to time amended.

“Collateral Agent”: the collateral agent pursuant to the terms of the LSA or any successor thereto pursuant to the terms of the LSA.

“Company”: the limited liability company created and existing pursuant to the Certificate of Formation and this Agreement.

“Company Counsel”: the meaning set forth in Section 12.10(a).

“Company Minimum Gain”: the meaning attributed to “partnership minimum gain” as set forth in Treasury Regulations §§ 1.704-2(b)(2) and 1.704-2(d).

“Credit Parent”: the ultimate parent entity that indirectly, through one or more intermediaries, controls Credit Partners, and such Person’s subsidiaries.

“Credit Parent Personnel”: the meaning set forth in Section 3.4(a).

“Credit Partners”: Credit Partners USA LLC, or any Affiliate of Credit Partners USA LLC substituted for Credit Partners USA LLC as a Member pursuant to the terms of this Agreement; provided that the obligations of such Affiliate substituted for Credit Partners USA LLC as a Member hereunder are unconditionally and fully guaranteed by a U.S. Affiliate of Credit Parent.

“Credit Partners Counsel”: the meaning set forth in Section 12.10(b).

“Default Date”: the meaning set forth in Section 4.3(a).

“Default Loan”: the meaning set forth in Section 4.3(b)(iii).

“Defaulting Member”: the meaning set forth in Section 4.3(a).

“Disqualified Industry”: paper and pulp, commodity linked, energy, metals and mining, automotive, semiconductors, gaming, munitions, gun manufacturing and such other industries set forth on Exhibit C, as updated from time to time by Board Approval.

“ERISA”: the Employee Retirement Income Security Act of 1974, as from time to time amended.

“ERISA Plan”: a Person that is an “employee benefit plan” within the meaning of, and subject to the provisions of, ERISA.

“Expenses”: all costs and expenses, of whatever nature, directly or indirectly borne by the Company, including, without limitation, those borne under the Administration Agreement, under any sub-administration agreement or with respect to any Financing Subsidiary.

“Facility”: the meaning set forth in Section 2.4(b)(iv).

“Final Maturity Date”: the meaning set forth in the LSA.

“Financing Subsidiary”: a direct or indirect subsidiary of the Company, including without limitation a bankruptcy remote special purpose entity that will enter into a credit facility or issue debt.

“Fiscal Year”: the meaning set forth in Section 2.5.

“GAAP”: United States generally accepted accounting principles.

“GAAP Profit or GAAP Loss”: as to any transaction or fiscal period, the net income or loss of the Company under GAAP.

“Government Authority”: any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector utility, supra-national entity (including the European Union and European Central Bank) and any self-regulatory organization.

“Harm”: the meaning set forth in Section 7.18(a).

“Illiquid Security”: any security other than one which is marketable. For purposes of this definition, a security is marketable only if it (i) is traded on or through a national or other established securities exchange or the National Association of Securities Dealers, Inc. Automated Quotation System, (ii) can be sold, with or without volume limitations, to the general public by a Member receiving a distribution of such security, and (iii) is not subject to contractual restrictions on transfer.

“Initial Capital Contribution”: the meaning set forth in Section 4.1(a).

“Initial Closing Date”: February 29, 2016 or such other date as the Members may agree.

“Investment”: an investment of any type held, directly or indirectly, by the Company or any Financing Subsidiary from time to time. By way of example, Investments may include loans, notes and other debt instruments, total return swaps and other derivative instruments, participation interests, warrants, equity securities including common stock, preferred stock and structured equity products, portfolios of any of the foregoing and derivative instruments related to any of the foregoing. Investments do not include interests in Subsidiaries. Investments do not include any property that has built in gain for U.S. federal income tax purposes without the other Member’s prior written consent.

“Investment Committee”: the Investment Committee of the Company established pursuant to Section 7.6.

“Investment Committee Approval”: as to any matter requiring Investment Committee approval hereunder, the prior approval of the Investment Committee.

“Investment Committee Member”: each Person elected, designated or appointed to serve as a member of the Investment Committee in accordance with this Agreement.

“Investment Company Act”: the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investment Period”: the five (5) year period commencing on the Initial Closing Date or such time as extended by the agreement of the Members, unless sooner terminated as provided in Section 4.1(f).

“Investor Acknowledgment”: the Investor Acknowledgment Agreement, dated as of June 24, 2016, by CGMSF or by Credit Partners, as applicable, for the benefit of the Collateral Agent.

“Investor Laws”: the meaning set forth in Section 8.2(b).

“JV Capital Pledge Amount”: the meaning set forth in the LSA.

“LIBOR Rate”: the three-month London InterBank Offered Rate, which for purposes hereof shall be deemed to equal for each day of a calendar quarter such rate as of the first day of such quarter.

“LSA”: the Loan and Servicing Agreement, dated as of June 24, 2016, by and among SPV, as the borrower, the Company, as the transferor and servicer, each of the conduit lenders, liquidity banks, lender agents and institutional lenders from time to time party thereto, Citbank N.A., as the collateral agent, lead arranger and administrative agent, and Wells Fargo Bank, National Association, as the account bank, collateral custodian and collateral administrator, as amended from time to time.

“Member”: each Person identified as a Member in the first sentence hereof, and any Person that is or becomes a Member of the Company.

“Member List”: the meaning set forth in Section 3.1(b).

“Member Loan”: subordinated loans in the form attached hereto as Exhibit D, contributed as Subsequent Contributions to the Company.

“Member Minimum Gain”: an amount, determined in accordance with Treasury Regulation § 1.704-2(i)(3) with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability.

“Member Nonrecourse Debt”: the meaning attributed to “partner nonrecourse debt” as set forth in Treasury Regulation § 1.704-2(b)(4).

“Membership Interest”: a Member’s entire limited liability company interest in the Company, including the right of such Member to any and all of the benefits to which the Member may be entitled as provided in this Agreement.

“Mezzanine Loan”: the loan from CGMSF to the Company pursuant to the Mezzanine Loan Agreement.

“Mezzanine Loan Agreement”: the Mezzanine Loan Agreement, dated as of June 24, 2016, by and among the Company and CGMSF.

“New Partnership Audit Procedures”: Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, together with any successor statutes thereto, and any Treasury Regulations promulgated or official guidance issued thereunder.

“Non-Defaulting Member”: the meaning set forth in Section 4.3(a).

“Nonrecourse Deductions”: the meaning set forth in Treasury Regulation § 1.704-2(b)(1).

“Nonrecourse Liability”: the meaning set forth in Treasury Regulation § 1.704-2(b)(3).

“Offering Member”: the meaning set forth in Exhibit G.

“Organization Costs”: all out-of-pocket costs and expenses reasonably incurred directly by the Company or indirectly for the Company by a Member or its Affiliates in connection with the formation, capitalization and financing of the Company, the initial offering of Membership Interests to CGMSF and Credit Partners, and the preparation by the Company to commence its business operations, including, without limitation, reasonable and documented (i) fees and disbursements of legal counsel to the Company or its Affiliates, (ii) accountant fees and other fees for professional services, (iii) travel costs and other out-of-pocket expenses, and (iv) costs incurred in connection with the establishment of any Facility. The Company shall also pay, or the Board, pursuant to Board Approval, may cause the Company to make capital contributions or advances to any Financing Subsidiary relating to, the organizational costs and expenses of any Financing Subsidiary, including costs associated with borrowing money and entering into credit facilities.

“Original Agreement”: the meaning set forth in the recital to this Agreement.

“Person”: an individual, corporation, partnership, association, joint venture, company, limited liability company, trust, governmental authority or other entity.

“PIK Principal”: the meaning set forth in Section 4.3(b)(iv)(B)(1).

“Pledge Agreement”: the Pledge, Security Agreement and Assignment of Capital Commitments, dated as of June 24, 2016, by and among the Company (together with its successors and permitted assigns) and the Administrative Agent (together with its successors and permitted assigns), collectively as the assignor, and Citibank, N.A., in its capacity as the collateral agent under the LSA and together with its successors and permitted assigns, as the assignee, as amended from time to time.

“Pledge Agreement Shortfall Amount”: with respect to any call of capital by the Collateral Agent pursuant to the Pledge Agreement, an amount equal to the product of (a) the positive difference between (1) the amount paid by the Pledge Non-Defaulting Member in connection with such call and (2) the amount paid by the Pledge Defaulting Member in connection with such call, and (b) the percentage of any capital call that would be funded by the Pledge Defaulting Member if such call had been made by the Company pursuant to Section 4.1(a) hereof.

“Pledge Default Date”: the meaning set forth in Section 4.3(a).

“Pledge Defaulting Member”: the meaning set forth in Section 4.3(b)(iv).

“Pledge Non-Defaulting Member”: the meaning set forth in Section 4.3(b)(iv).

“Portfolio Company”: with respect to any Investment, any Person that is the issuer of any equity securities, equity-related securities or obligations, debt instruments or debt-related securities or obligations (including senior debt instruments, including investments in senior loans, senior debt securities and any notes or other evidences of indebtedness, preferred equity, warrants, options, subordinated debt, mezzanine securities or similar securities or instruments) that are the subject of such Investment. Portfolio Companies do not include Subsidiaries.

“Proceeding”: the meaning set forth in Section 7.18(a).

“Profit or Loss”: as to any transaction or fiscal period, the GAAP Profit or GAAP Loss with respect to such transaction or period, with such adjustments thereto as may be required by this Agreement; provided that in the event that the Value of any Company asset is adjusted under Section 10.5, the amount of such adjustment shall in all events be taken into account in the same manner as gain or loss from the disposition of such asset for purposes of computing Profit or Loss, and the gain or loss from any disposition of such asset shall be calculated by reference to such adjusted Value.

“Proportionate Share”: as to any Member, the percentage that its Capital Contribution represents of all Capital Contributions.

“Public Corporation”: all publicly traded corporations including, without limitation, those corporations with public equity, public debt or any form of publicly traded debt or tradable debt, including any “Term Loan B”, or any other corporation with securities admitted to trading on a recognized investment exchange, traded on an over-the-counter market or registered with the SEC.

“Qualified Investment”: a first lien senior secured loan or other debt instrument of $30 million or more with investment criteria approved by the Board on a quarterly basis (which criteria shall include, but not be limited to, company size (e.g., revenues, net income, EBITDA), investment size, investment yield range, and leverage range), which at the time of investment is not in default and does not include any property that has built in gain for U.S. federal income tax purposes and in which the issuer is not primarily engaged in a Disqualified Industry; provided that the minimum amount of such loan or other debt instrument may be changed from time to time only with the prior written consent of Credit Partners; provided, further, that the initial investment criteria for the first quarter after the Initial Closing Date shall be the criteria set forth in Exhibit E hereto. Notwithstanding the foregoing, if the Board cannot agree as to the investment criteria in any given quarter, the investment criteria for that quarter shall be the investment criteria approved by the Board for the prior quarter or, if the prior quarter is the first quarter following the Initial Closing Date, the initial investment criteria.

“Qualified IPO”: an initial public offering of CGMSF’s common stock that results in an unaffiliated public float of at least 15% of the aggregate capital commitments received prior to the date of such initial public offering.

“Qualifying JV Pledge Reduction”: the meaning set forth in the LSA.

“Qualifying JV Pledge Release”: the meaning set forth in the LSA.

“Receiving Member”: the meaning set forth in Exhibit G.

“Reserved Amount”: the meaning set forth in Section 6.3(a).

“Revolving Credit Loan”: any revolving credit facility or similar credit facility provided by the Company or any Financing Subsidiary, directly or indirectly, to a borrower or acquired from another Person; provided that in the case of any such credit facility provided or acquired indirectly through another entity which is not wholly owned by the Company, the Revolving Credit Loan shall be the Company’s proportionate share thereof.

“SEC”: the U.S. Securities and Exchange Commission.

“Securities Act”: the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“SPV”: Middle Market Credit Fund SPV, LLC.

“Subscription Facility”: a Facility with respect to which the Company has pledged the Capital Commitments and the power and authority to call the Capital Commitments.

“Substantial Investment”: the meaning set forth in Section 3.5(k)(viii).

“Subsequent Contribution”: as to each Member, the aggregate amount of any amounts loaned to the Company by such Member pursuant to a Member Loan as set forth in Section 4.1.

“Subsidiary”: as to any Person, any corporation, partnership, limited liability company, joint venture, trust or estate of or in which more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class of such corporation may have voting power upon the happening of a contingency), (b) the interest in the capital or profits of such partnership, limited liability company, or joint venture or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company.

“Tax Matters Member”: the meaning set forth in Section 7.19(a).

“Temporary Advance”: the meaning set forth in Section 4.2.

“Temporary Advance Rate”: with respect to any period, the rate equal to (i) the sum of the average LIBOR Rate during such period (expressed as an annual rate) plus three percent (3.0%) per annum, multiplied by (ii) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365; provided that the Temporary Advance Rate for any Temporary Advance outstanding for less than four days shall equal zero.

“Treasury Regulations”: the regulations issued by the United States Department of the Treasury under the Code as now in effect and as they may be amended from time to time, and any successor regulations.

“Valid Company Purposes”: shall include the purposes set forth in clauses (i) through (vi) during the Investment Period and shall include the purposes set forth in clauses (ii) through (vi) during any suspension of the Investment Period and any time after the expiration or earlier termination of the Investment Period: (i) during the Investment Period, with Investment Committee Approval, making Investments or acquiring assets (other than temporary investments for short term cash management purposes), (ii) making Investments which the Company was committed to make in whole or in part (as evidenced by a revolver, a binding commitment letter, a binding term sheet, a binding letter of intent or other definitive legal documents with respect to which there was prior Investment Committee Approval under which less than all advances have been made) on or before the suspension or termination of the Investment Period and satisfying funding or other obligations with respect to all Investments including any ongoing funding obligations relating to all Revolving Credit Loans that are revolving loans and delayed draw term loans at any time during or after the Investment Period, (iii) funding, with Board Approval, Reserved Amounts, (iv) making, with Investment Committee Approval, protective investments (including making protective advances and/or exchanges), which may require capital commitments and ongoing obligations of the Company or any Financing Subsidiary, (v) avoiding or curing any imminent borrowing base deficiency, default, event of default, or termination event relating to any indebtedness incurred by the Company or a Financing Subsidiary, repaying any indebtedness in the event that such repayment is mandatory, or using cash on hand that is not required for disbursements of the Company within five (5) business days to repay any indebtedness under the Company’s revolving credit facility, or (vi) repaying Temporary Advances and paying Expenses, Organizational Costs, and such other costs and expenses as set forth herein.

“Value”: as of the date of computation with respect to some or all of the assets of the Company or any assets acquired by the Company, the value of such assets determined in accordance with Section 10.5.

ARTICLE 2

GENERAL PROVISIONS

Section 2.1. Formation of the Limited Liability Company. The Company was formed under and pursuant to the Act upon the filing of the Certificate of Formation in the office of the Secretary of State of the State of Delaware, and the Members hereby agree to continue the Company under and pursuant to the Act. The Members agree that the rights, duties and liabilities of the Members shall be as provided in the Act, except as otherwise provided herein. Each Person being admitted as a Member as of the date hereof shall be admitted as a Member at the time such Person has executed this Agreement or a counterpart of this Agreement.

Section 2.2. Company Name. The name of the Company shall be “Middle Market Credit Fund, LLC,” or such other name as approved by Board Approval.

Section 2.3. Place of Business; Agent for Service of Process.

(a) The registered office of the Company in the State of Delaware shall be The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other place as the Members may designate. The principal business office of the Company shall be at 520 Madison Avenue, 38th Floor, New York, NY 10022, or such other place as may be approved by Board Approval. The Company may also maintain additional offices at such place or places as may be approved by Board Approval.

(b) The agent for service of process on the Company pursuant to the Act shall be The Corporation Trust Company at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, or such other Person as the Members may designate with Board Approval.

Section 2.4. Principal Purpose and Powers of the Company.

(a) The principal purpose of the Company is (i) to make Investments, either directly or indirectly through Subsidiaries or other Persons, in debt instruments of U.S. middle-market companies, and (ii) to engage in any other lawful acts or activities as the Board deems reasonably necessary or advisable pursuant to Board Approval for which limited liability companies may be organized under the Act.

(b) In furtherance of such purpose, the Company, either directly or indirectly, shall have the following powers:

(i) to originate or otherwise acquire and finance U.S. middle-market leveraged loans sourced primarily by CGMSIM or its Affiliates, including, without limitation, first lien loans, second lien loans, mezzanine loans and unitranche loans, and other corporate debt securities;

(ii) to form, invest in or through, transfer, dispose of or otherwise deal in the interests of, and exercise all rights, powers, privileges and other incidents of ownership with respect to, investment and financing vehicles (formed in the United States or otherwise), including Financing Subsidiaries which hold one or more Investments, including, without limitation, investment and financing vehicles that are wholly or partially controlled, managed or administered by the Company, by a Member or by any Affiliate of any thereof, and investment and financing vehicles that are partially owned by Persons other than the Company (including but not limited to Persons that may be controlled, managed or administered by a Member or any of its Affiliates), and investment vehicles formed for the purpose of making and administering Investments and allocating related Profit or Loss;

(iii) to originate, purchase or otherwise acquire, transfer, finance, dispose of or otherwise deal in, and exercise all rights, powers, privileges and other incidents of ownership or possession with respect to, Investments without regard to whether such Investments are publicly traded, readily marketable or restricted as to transfer;

(iv) to incur indebtedness for borrowed money, and to pledge, hypothecate, mortgage, collaterally assign, or otherwise grant security interests or liens on any assets owned directly or indirectly by the Company, including, without limitation, the Capital Commitments and the power and authority to call the Capital Commitments (any credit facility secured by any such assets, a “Facility”);

(v) to guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies and Financing Subsidiaries;

(vi) to engage personnel and do such other acts and things as may be necessary or advisable in connection therewith;

(vii) to engage and compensate attorneys, accountants, administrative agents, investment advisors, technical advisors, consultants, custodians, contractors and agents;

(viii) to pay and incur other expenses and obligations incident to the operation of the Company and/or Financing Subsidiaries and to make capital contributions to Financing Subsidiaries;

(ix) to establish, maintain, and close bank accounts and draw checks or other orders for the payment of money;

(x) to establish, maintain, and close accounts with brokers;

(xi) to enter into, make and perform all such contracts, agreements and other undertakings, and to take any and all actions and engage in any and all activities, as may be incidental to, or necessary, advisable or appropriate to, the carrying out of the foregoing purpose; and

(xii) to take any other action permitted to be taken by a limited liability company under the Act.

Section 2.5. Fiscal Year. The fiscal year of the Company for financial, accounting, federal, state and local income tax purposes shall be the period ending on December 31 of each year (the “Fiscal Year”), except as otherwise decided by the Members or as required by the Code or the Treasury Regulations.

ARTICLE 3

MEMBERS

Section 3.1. General.

(a) Members. The membership of the Company shall consist of the Members listed from time to time in Exhibit A hereto, and such additional and substituted Members as may be admitted to the Company pursuant to Section 4.5 or Section 8.1. The Members shall cause Exhibit A hereto to be amended from time to time to reflect the admission of any Member, the removal or withdrawal of any Member for any reason or the receipt by the Company of notice of any change of name or address of a Member.

(b) Member List. The Administrative Agent shall cause to be maintained in the principal office of the Company a list (the “Member List”) setting forth, with respect to each Member, such Member’s name, address, Capital Commitment, Capital Contributions and such other information as the Administrative Agent may deem necessary or desirable or as required by the Act. The Administrative Agent shall from time to time update the Member List as necessary to reflect accurately the information therein. Any reference in this Agreement to the Member

List shall be deemed to be a reference to the Member List as in effect from time to time. No action of the Members shall be required to supplement or amend the Member List. Revisions to the Member List made by the Administrative Agent as a result of changes to the information set forth therein made in accordance with this Agreement shall not constitute an amendment of this Agreement. The Administrative Agent shall provide each Member written notice of any revisions to the Member List made by the Administrative Agent pursuant to this Section 3.1(b) within three (3) business days.

Section 3.2. Membership Interests.

(a) Creation and Issuance. A class of Membership Interests has been created having the relative rights, powers and duties specified in this Section 3.2 and as expressly set forth elsewhere in this Agreement. The Membership Interests have been issued to CGMSF and Credit Partners and, as of the date hereof, are held by CGMSF and Credit Partners, in consideration of their respective Initial Capital Contributions.

(b) Voting Rights. Except to the extent otherwise required by the Act or expressly provided in this Agreement, the Members shall not be entitled to vote on any matter. Subject to such limitation, the voting rights of the Members shall, in the aggregate, constitute 100% of the voting rights of all Members entitled to vote and, as among the Members, voting rights shall be apportioned based on their respective Capital Contributions.

Section 3.3. Liability of Members. Except as expressly provided in this Agreement, a Member shall have such liability for the repayment, satisfaction and discharge of the debts, liabilities and obligations of the Company only as is provided by the Act. A Member that receives a distribution made in violation of the Act shall be liable to the Company for the amount of such distribution to the extent, and only to the extent, required by the Act. The Members shall not otherwise be liable for the repayment, satisfaction or discharge of the Company’s debts, liabilities and obligations, except that each Member shall be required to make Capital Contributions in accordance with the terms of this Agreement and shall be required to repay any distributions which are not made in accordance with this Agreement.

Section 3.4. Non-Solicitation of Senior Management.

(a) CGMSF hereby agrees that during the term of this Agreement, none of Carlyle Parent, CGMSIM, CGMSF, the Administrative Agent or any of their respective controlled Affiliates shall solicit Credit Parent Personnel for employment or hire any such persons while they are employed with Credit Partners or Credit Parent or within one year of their departure from Credit Partners and Credit Parent, without the prior written consent of Credit Parent. For the purpose of this Section 3.4(a), “Credit Parent Personnel” means any Managing Director or more senior investment personnel at Credit Parent or Credit Partners who recommended or approved any investment by Credit Parent or Credit Partners, directly or indirectly, in the Company or its Affiliates.

(b) Credit Partners hereby agrees that during the term of this Agreement, none of Credit Partners, Credit Parent or any of their respective controlled Affiliates shall solicit Carlyle Personnel for employment or hire any such persons while they are employed with CGMSF, the Administrative Agent or any of their Affiliates within one year of their departure from CGMSF, the Administrative Agent and their Affiliates, without the prior written consent of Carlyle Parent. For the purpose of this Section 3.4(b), “Carlyle Personnel” means any Managing Director or more senior investment personnel providing services to CGMSIM, the Administrative Agent or any of their Affiliates who recommended or approved any investment by Carlyle Parent or CGMSF, directly or indirectly, in the Company or its Affiliates.

Section 3.5. Representations and Warranties. Each Member hereby makes the following representations and warranties to the Company and each other Member as of the date of such Member’s admittance to the Company.

(a) Organization and Good Standing. It is duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, and if required by law is duly qualified to conduct business and is in good standing in the jurisdiction of its principal place of business (if not formed in such jurisdiction);

(b) Due Authorization. It has full corporate, limited liability company, partnership, trust or other applicable power and authority to execute and deliver this Agreement and to perform its obligations hereunder and all necessary actions by its board of directors, shareholders, managers, members, partners, trustees, beneficiaries or other persons necessary for the due authorization, execution, delivery and performance of this Agreement by that Member have been duly taken;

(c) Binding Obligation. It has duly executed and delivered this Agreement, and this Agreement is enforceable against such Member in accordance with its terms, subject to bankruptcy, moratorium, insolvency and other laws generally affecting creditors’ rights and general principles of equity (whether applied in a proceeding in a court of law or equity);

(d) No Conflict. Its authorization, execution, delivery, and performance of this Agreement does not breach or conflict with or constitute a default under (i) such Member’s charter or other governing documents or (ii) any material obligation under any other material agreement or arrangement to which that Member is a party or by which it is bound;

(e) Securities Matters. It (i) has been furnished with such information about the Company and the Membership Interest as that Member has requested, (ii) has made its own independent inquiry and investigation into, and based thereon has formed an independent judgment concerning, the Company and such Member’s Membership Interest herein, (iii) has adequate means of providing for its current needs and possible contingencies, is able to bear the economic risks of this investment and has a sufficient net worth to sustain a loss of its entire investment in the Company in the event such loss should occur, (iv) has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Company, (v) is a “qualified purchaser” within the meaning of Section 2(a)(51)(A)(iv) of the Investment Company Act, and an “accredited investor” within the meaning of Regulation D under the Securities Act, and (vi) understands and agrees that its Membership Interest shall not be sold, or otherwise transferred except in accordance with the terms of this Agreement; and

(f) No Proceedings. As to each Member, there are no proceedings or investigations pending or, to the knowledge of such Member, threatened against such Member before any Government Authority asserting the illegality, invalidity or unenforceability, or seeking any determination or ruling that would affect the legality, binding effect, validity or enforceability, of this Agreement, or seeking any determination or ruling that is reasonably likely to materially and adversely affect the financial condition or operations of such Member or the performance by such Member of its obligations under this Agreement.

(g) It is in compliance with the UN Convention Against Corruption, the Corruption of Foreign Public Officials Act (Canada), as amended, the United States Foreign Corrupt Practices Act of 1977, as amended, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and any other applicable anti-bribery or anticorruption laws (together, “Anti-Corruption Laws”). It shall promptly give written notice to the other Member of any breach by such Member of any Anti-Corruption Law. It shall not cause the Company to make any investment which, to such Member’s knowledge, would constitute a breach of any Anti-Corruption Law.

(h) It shall comply and shall cause the Company to comply in all material respects with all laws applicable to the conduct of the business of the Company.

(i) There is no pending (i) SEC or other regulatory enforcement proceedings (whether federal, state, local or foreign), (ii) governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) regarding material violations of applicable law or regulations of any governmental agency, including any material violation of any federal, state, local or foreign tax law that could result in criminal prosecution, (iii) material litigation, suit or arbitration (with respect to any such material litigation relating to a Member only to the extent such material litigation is brought against such Member in a management capacity or otherwise in a fiduciary capacity), or (iv) criminal proceeding of any kind (whether federal, state, local or foreign), in each case, (x) as to each Member, brought against the Company, such Member or any entity wholly-owned by such Member, except as previously disclosed to the other Member in writing, and (y) as to CGMSF, brought against the Administrative Agent, except as previously disclosed to Credit Partners in writing.

(j) During the six (6) years prior to the date hereof, there were no (i) SEC or other regulatory enforcement proceedings (whether federal, state, local or foreign), (ii) governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) regarding material violations of applicable law or regulations of any governmental agency, including any criminal investigation, inquiry or proceeding regarding violation of any federal, state, local or foreign tax law, or (iii) material litigation, suit or arbitration or any criminal proceeding of any kind (whether or not resulting in a conviction, an indictment, plea of nolo contendere or other disposition) (with respect to any such material litigation relating to a Member only to the extent such material litigation is brought against such Member in a management capacity or otherwise in a fiduciary capacity), in each case, (x) as to each Member, brought against the Company, such Member or any entity wholly-owned by such Member, except as previously disclosed to the other Members in writing, and (y) as to CGMSF, brought against the Administrative Agent, except as previously disclosed to Credit Partners in writing.

(k) As to CGMSF, to its knowledge, none of the Administrative Agent, CGMSF nor the employees providing services to the Administrative Agent or CGMSF is, or has been within the 12-month period preceding the date hereof:

(i)	a director, officer or employee of Credit Partners or Credit Parent;

(ii)	a person responsible for holding or investing the assets of Credit Partners or Credit Parent, or any director, officer or employee of the person;

(iii)	a contributor within the meaning of subsection 2(1) of the Canadian Forces Superannuation Act, subsection 3(1) of the Public Service Superannuation Act or subsection 3(1) of the Royal Canadian Mounted Police Superannuation Act or a participant or former participant in the Reserve Force Pension Plan established by the Reserve Force Pension Plan Regulations;

(iv)	a survivor within the meaning of subsection 2(1) of the Canadian Forces Superannuation Act, paragraph 36(1)(b) of the Reserve Force Pension Plan Regulations, subsection 3(1) of the Public Service Superannuation Act or subsection 3(1) of the Royal Canadian Mounted Police Superannuation Act;

(v)	an association or union representing a person referred to in any of paragraphs (i) to (iv), or a director, an officer or an employee of that association or union;

(vi)	the spouse, common-law partner or child of any Person referred to in any of paragraphs (i) to (v) or the spouse or common-law partner of that child;

(vii)	a corporation that is directly or indirectly controlled by a Person referred to in any of paragraphs (i) to (vi); or

(viii)	an entity in which a Person referred to in any of paragraphs (i) to (vi) has a Substantial Investment. For the purpose of this paragraph, “Substantial Investment” shall mean, (a) where a Person has an investment in an unincorporated entity, if the Person or an entity controlled by the Person beneficially owns more than 25% of the ownership interests in the unincorporated entity; and (b) where a Person has an investment in a corporation, if (i) the voting rights attached to voting shares of the corporation that are beneficially owned by the Person, or by an entity controlled by the Person, exceed 10% of the voting rights attached to all of the outstanding voting shares of the corporation, or (ii) shares of the corporation that are beneficially owned by the Person, or by an entity controlled by the person, represent ownership of more than 25% of the shareholders’ equity of the corporation.

ARTICLE 4

COMPANY CAPITAL AND INTERESTS

Section 4.1. Capital Commitments.

(a) Each Member has made an initial Capital Contribution of $1,000 in U.S. dollars to the Company (“Initial Capital Contribution”) and a Subsequent Contribution of $14,000,000 in U.S. dollars to the Company. Each Member agrees to make additional Subsequent Contributions to the Company up to the amount set forth on Exhibit A attached hereto in accordance with the terms of this Agreement. Each Subsequent Contribution shall be made from time to time within five (5) business days after the date of notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid, or at such later date as may be specified in such notice, and the bank account of the Company to which such amount is then to be paid; provided that the capital call of any such amount shall be subject to Board Approval. Capital Contributions shall be made by all Members pro rata based on their respective Capital Commitments; provided, in the event that one or more Member is considered a Defaulting Member, then such Capital Contributions called by the Administrative Agent pursuant to this Section 4.1 shall first be paid by such Defaulting Member until the Defaulting Member has satisfied all unpaid amounts due and owing to the Company, and all remaining amounts shall then be paid by all Members pro rata based on their respective Capital Commitments. The Members agree that, within five (5) business days after the date of each notice from the Administrative Agent (or any other Person with the power and authority to call the Capital Commitments) specifying the amount then to be paid or such later date as may be specified in such notice on which such amount is then to be paid, the Administrative Agent, on behalf of the Company shall undertake a Qualifying JV Pledge Reduction in accordance with the LSA so that, following the effectiveness of such Qualifying JV Pledge Reduction, the aggregate amount of JV Capital Pledge Amount under the LSA will be reduced to no more than (x) the aggregate amount of Capital Commitments of the Members, minus (y) the aggregate amount of Capital Commitments called to date. The Administrative Agent shall notify the Members promptly if the Administrative Agent (as defined in the LSA) refuses to agree to effect a Qualifying JV Pledge Reduction and/or a Qualifying JV Pledge Release, as the case may be.

(b) Notwithstanding anything else herein, at any time that CGMSF is a Pledge Defaulting Member and Credit Partners is a Pledge Non-Defaulting Member, (i) the Administrative Agent shall not call any Capital Contributions and (ii) Capital Contributions may be called by the Board.

(c) Any call of Capital Contributions shall be called by delivering to each Member a notice, substantially in the form as set forth on Exhibit B hereto.

(d) Capital Contributions which are not used for their intended purpose shall be returned to the Members within ninety (90) days after the date of receipt by the Company of such Capital Contributions in the same proportion in which made, in which case such amount shall be added back to the unfunded Capital Commitments of the Members and may be recalled by the Company as set forth in this Article 4.

(e) A Member may suspend the Investment Period (and thus the Member’s unfunded Capital Commitment with respect thereto) immediately upon notice to the other Member following a Cause Event with respect to such other Member. Notwithstanding the foregoing, each Member shall remain liable for such Member’s unfunded Capital Commitment for Valid Company Purposes set forth in clauses (ii) through (vi) thereof during any suspension of the Investment Period.

(f) Following the end of the Investment Period or during the suspension of the Investment Period pursuant to Section 4.1(e), the Company shall not issue capital calls pursuant to this Section 4.1 except for Valid Company Purposes, and each Member shall remain liable for such Member’s unfunded Capital Commitment for Valid Company Purposes set forth in clauses (ii) through (vi) thereof during any suspension or termination of the Investment Period.

(g) Notwithstanding anything else herein, in the event a Capital Contribution is called for the purpose of repaying the Mezzanine Loan, Credit Partners is under no obligation to fund such Capital Contribution unless CGMSF makes a concurrent Capital Contribution. Credit Partners’ failure to pay in full its Capital Contribution pursuant to this Section 4.1(g) shall not by itself be cause for any claim or action by CGMSF pursuant to the terms of Section 4.3 hereof.

Section 4.2. Temporary Advances. A Member or its Affiliates, with Board Approval, may make loans (“Temporary Advances”) to temporarily fund obligations for Valid Company Purposes until Capital Contributions are made by the Members as set forth in Section 4.1. Such Temporary Advances plus interest at the Temporary Advance Rate shall be returned from any Capital Contributions by the Members under Section 4.1, with any unreturned Temporary Advances plus interest at the Temporary Advance Rate paid in accordance with Section 6.1.

Section 4.3. Defaulting Members.

(a) (x) Upon the failure of any Member (a “Defaulting Member”) to pay in full any portion of such Member’s Capital Commitment within ten (10) days after written notice from the other Member (the “Default Date”) that such payment is overdue, the other Member (so long as it is not a Defaulting Member) (a “Non-Defaulting Member”), in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company if such failure has not been cured in full within such ten-day period; provided, that, in the case of CGMSF, CGMSF shall be considered a “Defaulting Member” for purposes of this Agreement automatically if CGMSF fails to make such payment within ten (10) days following the date upon which such payment was due by all Members, and the “Default Date” for CGMSF shall be considered the 11th day following the date upon which such payment was due, or (y) on the date that a Member becomes a Pledge Defaulting Member (the “Pledge Default Date”), the Pledge Non-Defaulting Member, in its sole discretion, shall have the right to pursue one or more of the following remedies on behalf of the Company:

(i) collect such unpaid portion (and all attorneys’ fees and other costs incident thereto) by exercising and/or pursuing any legal remedy the Company may have;

(ii) upon thirty (30) days’ written notice to the Defaulting Member or the Pledge Defaulting Member, as applicable (which period may commence during the ten (10) day notice period provided above in the case of the Defaulting Member), and provided that the overdue payment has not been made, dissolve and wind down the Company in accordance with Article 9 as long as such action is not prohibited by Section 9.2(b); and

(iii) upon thirty (30) days’ written notice to the Defaulting Member or the Pledge Defaulting Member, as applicable (which period may commence during the ten (10) day notice period provided above in the case of the Defaulting Member) and if such failure has not been cured in full within such thirty (30) day period, compel the Defaulting Member or the Pledge Defaulting Member, as applicable, to sell or transfer all or a portion of its Membership Interest in whole or in part subject to the following:

(A) If the other Member notifies the Defaulting Member or the Pledge Defaulting Member, as applicable, to sell or transfer all or a part of its Membership Interest, such Defaulting Member or Pledge Defaulting Member, as applicable, shall do so within sixty (60) days after the expiration of such thirty (30) day period.

(B) Upon any failure of the Defaulting Member or the Pledge Defaulting Member, as applicable, under any circumstances, to sell or transfer all of its Membership Interests that are required to be sold within such sixty (60) day period, the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, may purchase such Membership Interest or sell or transfer such Membership Interest to a third party or, subject to applicable law, to an Affiliate of a Member or the Company. The price for such sale or transfer shall be the lower of (x) the cost of such Membership Interests, and (y) the fair market value of such Membership Interests, as determined by an investment bank selected by the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, for a hypothetical sale of such Membership Interest to an unaffiliated third party willing to purchase such Membership Interest within a ninety (90) day time period; provided, however, that if no such buyer is found within such ninety (90) day period to purchase the Membership Interest of the Defaulting Member or the Pledge Defaulting Member, as applicable, at such price or a higher price, then the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, may direct the sale or transfer of the Membership Interest of the Defaulting Member or the Pledge Defaulting Member, as applicable, at a price and subject to such terms and conditions as it deems commercially reasonable in its good faith judgment and sole discretion, which terms and conditions may include the acceptance by the Defaulting Member or the Pledge Defaulting Member, as applicable, of a promissory note issued by the purchaser thereof.

(C) To the extent any amounts are owed by a Defaulting Member to a non-Defaulting Member or by a Pledge Defaulting Member to a Pledge Non-Defaulting Member, as applicable, with respect to a Default Loan, any purchase price that would otherwise be payable to the Defaulting Member or the Pledge Defaulting Member, as applicable, under this Section 4.3(a)(iii) shall instead first be paid to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, pursuant to the terms of Section 4.3(b)(iii) hereof, until each such Default Loan (and any accrued interest thereon) has been repaid in full with the remainder of such purchase price, if any, payable to the Defaulting Member or the Pledge Defaulting Member, as applicable.

Except as set forth below, the election of the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, to pursue any one of such remedies shall not be deemed to preclude such Member from pursuing any other such remedy, or any other available remedy, simultaneously or subsequently.

(b) Notwithstanding any provision of this Agreement to the contrary,

(i) a Defaulting Member or a Pledge Defaulting Member, as applicable, shall not be entitled to distributions made after the Default Date or the Pledge Default Date, as applicable, until the default is cured and any such distributions to which such Defaulting Member or Pledge Defaulting Member, as applicable, would otherwise have been entitled if such default had not occurred shall be debited against the Capital Account of the Defaulting Member or the Pledge Defaulting Member, as applicable, so as to reduce the remaining amount of the default;

(ii) the Company shall not make new Investments after the Default Date or the Pledge Default Date, as applicable, until the default is cured except as permitted pursuant to clauses (ii) through (vi) of Valid Company Purposes; and

(iii) the Non-Defaulting Member, in its or their sole discretion, may fund all or any portion of the defaulted amount on behalf of the Defaulting Member with notice to the Board and to the other Members. The Members agree and acknowledge that any amount so funded by the Non-Defaulting Member shall be treated as a loan from the Non-Defaulting Member to the Defaulting Member (a “Default Loan”), the proceeds of which are used by the Defaulting Member to make a Capital Contribution to the Company which, if in a sufficient amount, may cure a related default by such Defaulting Member. A Default Loan shall (A) bear interest from the date of such funding until repaid by the Defaulting Member or the Pledge Defaulting Member, as applicable, at a rate equal to 20% per annum, (B) be pre-payable by the Defaulting Member or the Pledge Defaulting Member, as applicable, at any time and (C) be fully recourse to the Defaulting Member or the Pledge Defaulting Member, as applicable. Until such time that there is no outstanding balance owed under any Default Loan (including any accrued interest thereon), (x) any amounts that would otherwise be distributable to the Defaulting Member or the Pledge Defaulting Member, as applicable, under Section 6.1(b) hereof shall instead be distributed to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, and (y) any purchase price payable to the Defaulting Member or the Pledge Non-Defaulting Member, as applicable, in connection with any sale of its or their respective Membership Interests in the Company shall first be paid to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, and in each case of (x) and (y), as repayment of the Default Loan(s) until the repayment in full of such Default Loan(s) (including any accrued interest thereon) proportionate to the amount of Default Loan(s) so extended by the Non-Defaulting Member to such Defaulting Member or by the Pledge Non-Defaulting Member to such Pledge Defaulting Member, as applicable. Any amounts distributed to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, pursuant to the previous sentence shall be treated for all purposes of this Agreement and for U.S. federal, state and local income tax purposes as having been made by the Company to the Defaulting Member or the Pledge Defaulting Member, as applicable, notwithstanding the Company’s distribution of such amounts to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, and any amounts distributed or payable to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, pursuant to the previous sentence shall reduce the amounts owed to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, under the related Default Loan, first as to interest and then as to principal.

(iv) In the event that (I) the Collateral Agent calls capital from a Member pursuant to the Pledge Agreement, (II) one Member pays in full all of such capital call (the “Pledge Non-Defaulting Member”) and (III) the other Member either (x) fails to pay in full all or any portion of a concurrent call of capital by the Collateral Agent or (y) was not required by the Collateral Agent to make a concurrent Capital Contribution (in either case, a “Pledge Defaulting Member”), then at the sole election of the Pledge Non-Defaulting Member, the Pledge Agreement Shortfall Amount shall be treated as a Default Loan. Notwithstanding the foregoing:

(A) if the Pledge Non-Defaulting Member does not elect to treat such called capital as a Default Loan within five (5) days of paying the Pledge Agreement Shortfall Amount, then additional Membership Interests in the Company will be issued to the Pledge Non-Defaulting Member such that each Member’s percentage ownership of the Company is equal to the aggregate Capital Contributions made by such Member divided by the aggregate Capital Contributions made by both Members; and

(B) if the Pledge Non-Defaulting Member is Credit Partners, and Credit Partners does not elect to treat such called capital as a Default Loan within five (5) days of paying the Pledge Agreement Shortfall Amount, then:

(1) (x) the interest earned on the Mezzanine Loan shall be added to the principal amount of such Mezzanine Loan (such principal, the “PIK Principal”), (y) notwithstanding the maturity date provided in the Mezzanine Loan Agreement, the Mezzanine Loan shall be payable on the date that is six (6) months after the Final Maturity Date under the LSA, and (z) at the election of Credit Partners, CGMSF will irrevocably cancel the PIK Principal and such cancellation will be deemed to be a Capital Contribution by CGMSF for all purposes hereunder (it being understood that CGMSF shall execute any and all documentation in connection with such deemed Capital Contribution). In the event the PIK Principal is canceled pursuant to this Section 4.3(b)(iv)(B), additional Membership Interests in the Company will be issued to CGMSF such that each Member’s percentage ownership of the Company is equal to the aggregate Capital Contributions made by such Member divided by the aggregate Capital Contributions made by both Members;

(2) notwithstanding Section 7.2 hereof or any other provision in this Agreement to the contrary, Credit Partners shall have the right to elect, designate or appoint one (1) additional Board Member, upon notice to all Board Members; and

(3) notwithstanding Section 7.4 hereof or any other provision in this Agreement to the contrary, (i) any act or decision done or made by the Board shall require the approval of a majority of Board Members and (ii) a quorum of the Board shall require at least four (4) Board Members as long as at least three (3) Board Members are present that were elected, designated or appointed by Credit Partners; provided that, without limiting Section 7.3 hereof, all Board Members shall be given notice of any meeting of the Board (including the agenda of such meeting which shall be prepared in good faith and with reasonable efforts to describe all actions to be taken by the Board at such meeting); and

(4) notwithstanding Section 7.6 hereof or any other provision in this Agreement to the contrary, Credit Partners shall have the right to elect, designate or appoint one (1) additional Investment Committee Member, upon notice to all Investment Committee Members; and

(5) notwithstanding Section 7.8 hereof or any other provision in this Agreement to the contrary, (i) any act or decision done or made by the Investment Committee shall require the approval of a majority of Investment Committee Members and (ii) a quorum of the Investment Committee shall require at least three (3) Investment Committee Members as long as at least two (2) Investment Committee Members are present that were elected, designated or appointed by Credit Partners provided that, without limiting Section 7.7 hereof, all Investment Committee Members shall be given notice of any meeting of the Investment Committee (including the agenda of such meeting, which shall be prepared in good faith and with reasonable efforts to describe all actions to be taken by the Board at such meeting).

Section 4.4. Membership Interest or Withdrawals. No Member shall be entitled to receive any interest on any Capital Contribution to the Company. Except as otherwise specifically provided herein, no Member shall be entitled to withdraw any part of its Capital Contributions or Capital Account balance.

Section 4.5. Admission of Additional Members.

(a) The Members may, with Board Approval, (i) admit additional Members upon terms approved by Board Approval, or (ii) permit existing Members to subscribe for additional Membership Interests in the Company; provided, however, that, subject to Section 4.3(b)(iv), CGMSF shall at all times retain a Proportionate Share of at least 50%; and provided, further, that the admission of Substituted Members shall be governed by Section 8.1.

(b) Each additional Member shall execute and deliver a written instrument satisfactory to the existing Members and the Board whereby such Member becomes a party to this Agreement and any other documents required by the existing Members. Each such additional Member shall thereafter be entitled to all the rights and subject to all the obligations of Members as set forth herein. Upon the admission of or the increase in the Membership Interest of any Member as herein provided, the Administrative Agent is hereby authorized to update the Member List, as required, to reflect such admission or increase.

ARTICLE 5

ALLOCATIONS

Section 5.1. Capital Accounts.

(a) An individual capital account (a “Capital Account”) shall be maintained for each Member in accordance with Treasury Regulation § 1.704-1(b)(2)(iv). Without limiting the foregoing, each Member’s Capital Account shall be credited with the sum of (i) (A) the amount of cash and (B) the fair value of Investments transferred by such Member to the Company as Capital Contributions, net of any proceeds such Member receives from the Company in consideration of contributing such Investments, and (ii) the amount of all income (or items thereof) credited to the account of such Member pursuant to Sections 5.2 and 5.3. Each Member’s Capital Account shall be reduced by the sum of (x) the cash and the fair value of property distributed to such Member and (y) allocations to it pursuant to Article 5 of deductions or loss (or items thereof). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with the provisions of Treasury Regulation § 1.704-1(b)(2) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(b) Profit or Loss shall be allocated among Members as of the end of each quarter of the Company; provided that Profit or Loss shall also be allocated at the end of (i) each period terminating on the date of any withdrawal by any Member, (ii) each period terminating immediately before the date of any admission or increase in Capital Commitment of any Member, (iii) each period terminating immediately before the date of any change in the relative Capital Account balances of the Members, (iv) the liquidation of the Company, or (v) any period which is determined by Board Approval to be appropriate.

(c) The Capital Accounts of the Members shall be increased or decreased in accordance with Treasury Regulation § 1.704-1(b)(2)(iv)(f) to reflect a revaluation of the property of the Company on the Company’s books as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of the Company assets as consideration for an interest in the Company; and (iii) the liquidation of the Company within the meaning of Treasury Regulation § 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clause (i) and clause (ii) of this sentence shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

Section 5.2. General Allocations. Profit and Loss of the Company for each Fiscal Year shall be allocated among the Members in a manner such that, as of the end of such Fiscal Year and taking into account all prior allocations of Profit and Loss of the Company and all distributions made by the Company through such date, the Capital Account of each Member is, as nearly as possible, equal to the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and assets sold for cash equal to their book value, all the Company liabilities were satisfied (limited with respect to each nonrecourse liability to the adjusted tax basis of the assets securing such liability), and the net assets of the Company were distributed immediately after such allocation.

Section 5.3. Special Allocations. Notwithstanding any of the provisions set forth above to the contrary, the following special allocations shall be made in the following order:

(a) Minimum Gain Chargeback. If there is a net decrease in the Company Minimum Gain during any Fiscal Year, each Member shall be specially allocated items of the Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in the Company Minimum Gain, determined in accordance with Treasury Regulation § 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations § 1.704-2(f)(6) and § 1.704-2(j)(2). This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation § 1.704-2(f) and shall be interpreted consistently therewith.

(b) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, if there is a net decrease in Member Minimum Gain attributable to Member Nonrecourse Debt during any Fiscal Year, each Member which has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulations § 1.704-2(i)(5), shall be specially allocated items of the Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Treasury Regulation § 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulations § 1.704-2(i)(4) and § 1.704-2(j)(2)(ii). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation § 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c) Qualified Income Offset. In the event that any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations § 1.704 1(b)(2)(ii)(d)(4), (5) or (6), items of the Company income and gain shall be specifically allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit of such Member as quickly as possible, provided that an allocation pursuant to this Section 5.3(c) shall be made if and only to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.3(c) were not applicable. The foregoing provision is intended to comply with Treasury Regulations § 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

(d) Gross Income Allocation. In the event that any Member has an Adjusted Capital Account Deficit at the end of any Fiscal Year, then each such Member shall be specially allocated items of the Company income and gain as quickly as possible, provided that an allocation pursuant to this Section 5.3(d) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if Section 5.3(c) and this Section 5.3(d) were not applicable.

(e) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year will be allocated to the Members in the same manner in which such items would have been allocated pursuant to Section 5.2.

(f) Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations § 1.704-2(i).

(g) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any the Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation § 1.704 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Treasury Regulations Section.

(h) Tax Allocations. Subject to Section 704(c) of the Code, for U.S. federal, state and local income tax purposes, all items of the Company income, gain, loss, deduction, credit and any other allocations not otherwise provided for shall be allocated among the Members in the same manner as the corresponding item of income, gain, loss or deduction was allocated pursuant to the preceding paragraphs of this Article 5.

(i) Section 704(c) Allocations. In accordance with Section 704(c) of the Code and the Treasury Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company, or any property owned by the Company at the time of any revaluation of the Company’s assets pursuant to Section 5.1(c), shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted tax basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution or revaluation. Allocations pursuant to this Section 5.3(i) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profit, Loss or other items or distributions

(j) Notwithstanding anything to the contrary contained in this Agreement, in the event that the Company realizes cancellation of indebtedness income (“COD Income”) with respect to all or any portion of the Mezzanine Loan as a result of the cancellation of the PIK Principal, such COD Income shall be specially allocated to CGMSF.

Section 5.4. Changes of Membership Interests. For purposes of allocating Profit or Loss for any fiscal year or other fiscal period between any permitted transferor and transferee of a Membership Interest, or between any Members whose relative Membership Interests have changed during such period, or to any withdrawing Member that is no longer a Member in the Company, the Company shall allocate according to any method allowed by the Code and selected by Board Approval. Distributions with respect to a Membership Interest in the Company shall be payable to the owner of such Membership Interest on the date of distribution subject to the provisions of this Agreement. For purposes of determining the Profit or Loss allocable to or the distributions payable to a permitted transferee of a Membership Interest in the Company or to a Member whose Membership Interest has otherwise increased or decreased, Profit or Loss allocations and distributions made to predecessor owners with respect to such transferred Membership Interest or increase of Membership Interest shall be deemed allocated and made to the permitted transferee or other holder.

Section 5.5. Income Taxes and Tax Capital Accounts. Each item of income, gain, loss, deduction or credit shall be allocated in the same manner as such item is allocated pursuant to Section 5.2.

ARTICLE 6

DISTRIBUTIONS

Section 6.1. General.

(a) To the extent of available cash and cash equivalents, the Company shall make distributions quarterly in an amount equal to the investment company taxable income and net capital gains (each as computed under Sub-chapter M of the Code) earned in the preceding quarter, shared among the Members pro rata based on their respective Membership Interests; provided that the amount of any such distribution may be reduced as provided by Section 6.2 and Section 6.3, including, without limitation, for the purpose of reinvesting proceeds received from Investments as set forth in Section 6.3. Available cash and cash equivalents shall exclude Reserved Amounts and amounts that are likely to be used for Valid Company Purposes within a 60 day period.

(b) Except as otherwise provided in this Article 6 or Section 9.3, distributions shall be shared among the Members as set forth in this Section 6.1(b). The Members, with Board Approval, may determine to make a distribution in addition to that required by Section 6.1(a) hereof from available cash or cash equivalents received from one or more Investments (whether from principal repayment or otherwise and after reduction as provided by Section 6.2 and Section 6.3). Any such distribution shall be shared among the Members as follows:

(i) First, to pay any outstanding Temporary Advances and any interest accrued thereon;

(ii) Second, to the Members in respect of any accrued and unpaid interest on their Member Loans in proportion to the outstanding balances of such Member Loans;

(iii) Third, to the Members in respect of any unpaid principal amount of their Member Loans in proportion to the outstanding balance of such Member Loans; and

(iv) Fourth, to the Members as distributions in respect of their Membership Interests in the Company in proportion to their respective Capital Account balances.

Notwithstanding anything to the contrary in the foregoing, to the extent any amounts are owed by a Defaulting Member to a Non-Defaulting Member or by a Pledge Defaulting Member to a Pledge Non-Defaulting Member, as applicable, with respect to a Default Loan, any amounts that would otherwise be distributable to the Defaulting Member or the Pledge Defaulting Member, as applicable, under Sections 6.1(b)(ii), (iii) or (iv) shall instead be distributed to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, pursuant to the terms of Section 4.3(b)(iii).

Section 6.2. Withholding.

(a) The Company may withhold from any distribution to any Member any amount which the Company has paid or is obligated to pay in respect of any withholding or other tax, including, without limitation, any interest, penalties or additions with respect thereto, imposed on any interest or income of or distributions to such Member, and such withheld amount shall be considered an interest payment or other distribution, as the case may be, to such Member for purposes hereof. If no payment is then being made to such Member in an amount sufficient to pay the Company’s withholding obligation, any amount which the Company is obligated to pay shall be deemed an interest-free advance from the Company to such Member, payable by such Member by withholding from subsequent distributions or within ten (10) days after receiving written request for payment from the Company.

(b) If a Member delivers to the Company a properly executed withholding tax exemption certificate (or such other form as the Internal Revenue Service or the applicable foreign or state taxing authority may require) providing for a complete exemption from withholding tax, the Company shall not withhold from distributions (or with respect to such allocations) covered by such exemption certificate.

Section 6.3. Reserves; Certain Limitations; Distributions in Kind. Notwithstanding the foregoing provisions:

(a) The Company may withhold from any distribution a reasonable reserve which the Members, with Board Approval, determine to be appropriate for working capital of the Company or to discharge costs, Expenses and liabilities of the Company (whether or not accrued or contingent), or otherwise to be in the best interests of the Company for any Valid Company Purpose. Any part or all of such reserved amount (“Reserved Amount”) that is released from reserve (other than to make payments on account of a purpose for which the reserve was established) shall be distributed to the Members in accordance with Section 6.1 and Section 6.2.

(b) During the Investment Period, amounts received by the Company with respect to the payment of principal or return of capital may be retained and used, or reserved to be used, to make any Investment.

(c) In no event shall the Company be required to make a distribution to the extent that it would (i) render the Company insolvent, or (ii) violate Section 18-607(a) of the Act.

(d) No part of any distribution shall be paid to any Member from which there is due and owing to the Company, at the time of such distribution, any amount required to be paid to the Company pursuant to Article 4. Any such withheld distribution shall (i) be paid to such Member, without interest, when all past due installments of such Member’s Capital Commitment have been paid in full by such Member or (ii) be applied against the past due amounts under such Member’s Capital Commitment.

(e) The Company shall not distribute Illiquid Securities other than with Board Approval. Distributions of securities and of other non-cash assets of the Company other than upon the dissolution and liquidation of the Company shall only be made pro rata to all Members (in proportion to their respective shares of the total distribution) with respect to each security or other such asset distributed. Securities listed on a national securities exchange that are not restricted as to transferability and unlisted securities for which an active trading market exists and that are not restricted as to transferability shall be valued in the manner contemplated by Section 10.5 as of the close of business on the day preceding the distribution, and all other securities and non-cash assets shall be valued as determined in the last valuation made pursuant to Section 10.5.

ARTICLE 7

MANAGEMENT OF COMPANY

Section 7.1. Management Generally.

(a) The management of the Company and its affairs shall be vested in the Board, which shall act as the “manager” of the Company for the purposes of the Act. Unless otherwise provided herein, all consents, approvals, votes, waivers or other decisions to be made collectively by the Members or the Company shall require Board Approval. Matters requiring Board Approval are set forth in further detail in Exhibit F hereto, which is incorporated by reference herein.

(b) The Company and the Members are entering into the Administration Agreement with the Administrative Agent, pursuant to which certain administrative functions are delegated to the Administrative Agent. The Administration Agreement is hereby approved by the Members, provided that material amendments thereto are subject to Board Approval. The function of the Administrative Agent shall be non-discretionary and administrative only. The Company shall provide the Board with copies of all notices to the Company from the Administrative Agent. For the avoidance of doubt, with Board Approval, the Administrative Agent is authorized to enter into sub-administration agreements at the expense of the Company.

Section 7.2. Board.

(a) Subject to matters requiring Board Approval, the business and affairs of the Company shall be managed by or under the direction of the Board designated by the Members.

(b) Subject to Section 4.3(b) hereof:

(i) the Members may determine at any time by mutual agreement the number of Board Members to constitute the Board; and

(ii) the authorized number of Board Members may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Board Members. The initial number of Board Members shall be six (6), and each Member shall have the right to elect, designate or appoint three (3) Board Members and their respective successors. Each Board Member elected, designated or appointed by a Member shall hold office until a successor is elected and qualified or until such Board Member’s earlier death, resignation, expulsion or removal. The number of Board Members that shall constitute the Board may be changed from time to time by Board Approval.

(c) A Board Member need not be a Member, but shall have the skill and experience necessary to act as a member of the Board.

(d) Subject to matters requiring Board Approval, the Board shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. The Board shall have the power to ratify matters requiring Board Approval and any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein. The Board has the authority to bind the Company.

Section 7.3 Meetings of the Board . Subject to Section 4.3(b) hereof, the Board may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by a Board Member on not less than one day’s notice to each Board Member by telephone, facsimile, mail, telegram, email or any other means of communication, with such notice stating the place, date and hour of the meeting (and the means by which each Board Member may participate by telephone conference or similar communications equipment in accordance with Section 7.5) and the purpose or purposes for which such meeting is called. Special meetings shall be called by a

Board Member in like manner and with like notice upon the written request of any one or more of the Board Members. Attendance of a Board Member at any meeting shall constitute a waiver of notice of such meeting, except where a Board Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.4. Quorum; Acts of the Board.

(a) Subject to Section 4.3(b) hereof:

(i) for so long as the Board is comprised of six (6) Board Members, at all meetings of the Board, a quorum requires at least four (4) Board Members as long as at least two (2) Board Members are present that were elected, designated or appointed by each Member; and

(ii) any act or decision done or made by the Board shall require the unanimous approval of all of the Board Members present at any meeting duly held at which a quorum is present.

(b) Notwithstanding Section 7.4(a), (i) in the event that a Non-Defaulting Member or a Pledge Non-Defaulting Member, as applicable, has the right to pursue one or more of the remedies on behalf of the Company pursuant to Section 4.3 herein, then all Board Members designated to the Board by the Defaulting Member or the Pledge Non-Defaulting Member, as applicable, shall recuse themselves from a vote or consent to approve such act pursued by the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, under Section 4.3 (and shall not be counted for purposes of determining whether or not a quorum has been established), and (ii) if the Administrative Agent intentionally materially breaches the Administration Agreement, and, to the extent such material breach can be cured, following a thirty (30) day cure period such material breach remains, then all Board Members designated to the Board by CGMSF shall recuse themselves from any vote or consent to approve the removal of the Administrative Agent, the termination of the Administration Agreement, and the selection and appointment of a new administrative agent in connection therewith (and such Board Members shall not be counted for purposes of determining whether or not a quorum has been established) and Credit Partners shall be permitted, on behalf of the Company, to send notice to the Administrative Agent of any such removal or termination. The Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, shall give prompt notice to the Defaulting Member or the Pledge Defaulting Member, as applicable, of any actions taken pursuant to the immediately preceding sentence (if such Defaulting Member or the Pledge Defaulting Member, as applicable, is not present). If a quorum shall not be present at any meeting of the Board, the Board Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(c) Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing (including, without limitation, by email), and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

Section 7.5. Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

Section 7.6. Investment Committee.

(a) Subject to Section 4.3(b) hereof:

(i) the Members shall appoint an Investment Committee initially comprised of four (4) Investment Committee Members. Each Member shall have the right to elect, designate or appoint two (2) Investment Committee Members and their respective successors; and

(ii) the authorized number of Investment Committee Members may be increased or decreased by the Members at any time by mutual agreement, upon notice to all Investment Committee Members and Board Members, but the authorized number of Investment Committee Members may not be decreased to below two (2) and shall be proportionate to each Member. Each Investment Committee Member elected, designated or appointed by a Member shall hold office until a successor is elected and qualified or until such Investment Committee Member’s earlier death, resignation, expulsion or removal by the Member that appointed such Investment Committee Member.

(b) An Investment Committee Member need not be a Board Member, but shall have the skill and experience necessary to act as a member of the Investment Committee.

(c) Matters requiring Investment Committee Approval are set forth in further detail in Exhibit G hereto, which is incorporated by reference herein.

Section 7.7. Meetings of the Investment Committee. The Investment Committee may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Investment Committee may be held without notice at such time and at such place as shall from time to time be determined by the Investment Committee. Special meetings of the Investment Committee may be called by an Investment Committee Member on not less than one day’s notice to each Investment Committee Member by telephone, facsimile, mail, telegram, email or any other means of communication, with such notice stating the place, date and hour of the meeting (and the means by which each Investment Committee Member may participate by telephone conference or similar communications equipment in accordance with Section 7.5) and the purpose or purposes for which such meeting is called. Special meetings shall be called by an Investment Committee Member in like manner and with like notice upon the written request of any one or more of the Investment Committee Members. Attendance of an Investment Committee Member at any meeting shall constitute a waiver of notice of such meeting, except where an Investment Committee Member attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

Section 7.8. Quorum of the Investment Committee.

(a) Subject to Section 4.3(b) hereof:

(i) for so long as the Investment Committee is comprised of four (4) Investment Committee Members, at all meetings of the Investment Committee, a quorum requires at least two (2) Investment Committee Members as long as at least one (1) Investment Committee Member is present that was designated or appointed by each Member.

(ii) Any act or decision done or made by the Investment Committee shall require the unanimous approval of all of the Investment Committee Members present at any meeting duly held at which a quorum is present.

(b) If a quorum shall not be present at any meeting of the Investment Committee, the Investment Committee Members present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 7.9. Committees of Board Members.

(a) The Board may, by Board Approval, designate one or more committees, each committee to consist of one or more of the Board Members of the Company; provided that, unless otherwise agreed by the Members, the composition of Board committees shall be proportionate to the designation rights of each Member to designate persons to the Board and the quorum requirements of all committees shall be consistent with the quorum requirements for the meetings of the Board. The Board, by Board Approval, may designate one or more Board Members as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee; provided, that, for the avoidance of doubt, any such Board Member so designated as an alternate must serve as an alternate for a member of such committee that was designated by the same Member that designated the alternate.

(b) In the absence or disqualification of a member of a committee, the members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member; provided that at least one committee member designated by each Member is present and voting.

(c) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, matters requiring Board Approval or Investment Committee Approval (other than those matters expressly delegated to such committee by the Board), shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

Section 7.10. Compensation of Board Members; Expenses. The Board Members will not receive any compensation. However, the Board Members shall be reimbursed for their reasonable out-of-pocket expenses, if any, of attendance at meetings of the Board.

Section 7.11. Removal of Board Members. Unless otherwise restricted by law, any Board Member may be removed or expelled, with or without cause, at any time by the Member that elected, designated or appointed such Board Member, and any vacancy caused by any such removal or expulsion may be filled solely by action of such Member.

Section 7.12. Board as Agent. To the extent of its powers set forth in this Agreement, the Board is the manager of the Company for the purpose of the Company’s business, and the actions of the Board taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Board, neither a Member nor a Board Member may bind the Company.

Section 7.13. Officers.

(a) Except as otherwise provided in this Agreement, the Board shall have the power and authority to appoint such officers that the Board deems appropriate, and to grant to such officers its rights and powers to manage and control the business and affairs of the Company, including delegating such rights and powers to the officers. The Board may authorize any officer to enter into any document on behalf of the Company, perform the obligations of the Company thereunder, and perform any action on behalf of the Company. Notwithstanding the foregoing, the Board shall not have the power and authority to delegate any rights or powers (i) requiring Board Approval, Investment Committee Approval or otherwise requiring the approval of the Members or (ii) customarily requiring the approval of the managing member of a Delaware limited liability company.

(b) The initial officers of the Company shall be designated by the Board. The additional or successor officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board may also choose other officers in its sole discretion. Any number of offices may be held by the same person. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board.

(c) No officer of the Company shall receive or be entitled to receive any salary or compensation for services performed by such officer to the Company; provided, that such officers shall be reimbursed for all reasonable costs and expenses incurred in connection with the ordinary course duties of such officer on behalf of the Company.

Section 7.14. Officers as Agents. The officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board, not inconsistent with this Agreement, are agents of the Company for the purpose of the Company’s business, and the actions of the officers taken in accordance with such powers shall bind the Company.

Section 7.15. Duties of Board, Board Members and Officers. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY ELSEWHERE IN THIS AGREEMENT, TO THE EXTENT THAT, AT LAW OR IN EQUITY, THE BOARD, A BOARD MEMBER, THE INVESTMENT COMMITTEE, AN INVESTMENT COMMITTEE MEMBER, OFFICERS OF THE COMPANY OR ANY MEMBER HAS ANY DUTIES (FIDUCIARY OR OTHERWISE) AND LIABILITIES RELATING THERETO TO THE COMPANY OR ANY OTHER MEMBER OF THE COMPANY, (A) THE BOARD, A BOARD MEMBER, THE INVESTMENT COMMITTEE, AN INVESTMENT COMMITTEE MEMBER, OFFICERS OF THE COMPANY OR ANY MEMBER ACTING IN GOOD FAITH PURSUANT TO THE TERMS OF THIS AGREEMENT SHALL NOT BE LIABLE TO THE COMPANY OR THE OTHER MEMBERS FOR ACTIONS TAKEN BY THE BOARD, A BOARD MEMBER, THE INVESTMENT COMMITTEE, AN INVESTMENT COMMITTEE MEMBER, OFFICERS OF THE COMPANY OR ANY MEMBER OR ANY OF THEIR AFFILIATES IN GOOD FAITH RELIANCE UPON THE PROVISIONS OF THIS AGREEMENT AND (B) THE DUTIES (FIDUCIARY OR OTHERWISE) OF THE BOARD, A BOARD MEMBER, THE INVESTMENT COMMITTEE, AN INVESTMENT COMMITTEE MEMBER, OFFICERS OF THE COMPANY OR ANY MEMBER ARE INTENDED TO BE MODIFIED AND LIMITED TO THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT, AND NO IMPLIED COVENANTS, FUNCTIONS, RESPONSIBILITIES, DUTIES, OBLIGATIONS OR LIABILITIES SHALL BE READ INTO THIS AGREEMENT, OR OTHERWISE EXIST AGAINST THE BOARD, A BOARD MEMBER, THE INVESTMENT COMMITTEE, AN INVESTMENT COMMITTEE MEMBER, OFFICERS OF THE COMPANY OR ANY MEMBER.

Section 7.16. Reliance by Third Parties. Notwithstanding any other provision of this Agreement, any contract, instrument or act on behalf of the Company by a Member, a Board Member, an officer or any other Person acting pursuant to Board Approval, shall be conclusive evidence in favor of any third party dealing with the Company that such Person has the authority, power and right to execute and deliver such contract or instrument and to take such act on behalf of the Company. This Section 7.16 shall not be deemed to limit the liabilities and obligations of such Person to seek Board Approval as set forth in this Agreement.

Section 7.17. Members’ Outside Transactions; Investment Opportunities; Time and Attention.

(a) Board Members, Investment Committee Members and officers shall devote such time as he or she determines in his or her sole discretion is necessary to diligently administer the activities and affairs of the Company, but shall not be obligated to spend full time or any specific portion of their time to the activities and affairs of the Company.

(b) The investment adviser of CGMSF and its Affiliates may manage or administer other investment funds and other accounts with similar or dissimilar mandates, and may be subject to the provisions of the Investment Company Act, including, without limitation, Section 57 thereof, and the Investment Advisers Act of 1940, as amended, and the rules, regulations and interpretations thereof, with respect to the allocation of investment opportunities among such other investment funds and other accounts (the “Allocation Requirements”). Except for any Allocation Requirement that may be applicable to the Company, a Member shall not be obligated to offer any Investment opportunity, or portion thereof, to the Company. Notwithstanding anything to the contrary in the foregoing, and subject to Section 7.17(e), during the Investment Period, CGMSF and its Affiliates that are controlled, managed or advised by CGMSIM agree to refer all investment opportunities that are Qualified Investments to the Company.

(c) Subject to the provisions of this Section 7.17 and other provisions of this Agreement, each of the Members, Board Members, officers and each of their respective Affiliates and their respective owners, principals, shareholders, members, directors, officers, employees and agents may engage in, invest in, participate in or otherwise enter into other business ventures of any kind, nature and description, individually and with others, including, without limitation, the formation and management of other investment funds with or without the same or similar purposes as the Company, and the ownership of and investment in assets, and neither the Company nor any other Member shall have any right in or to any such activities or the income or profits derived therefrom. In connection therewith, subject to the provisions of Section 7.17(e) and other provisions of this Agreement, it is expressly agreed that in no event shall it be considered a violation of this Agreement (whether under Section 7.17(a) with respect to time devotion or under any other section herein with respect to investment allocations or otherwise) for a Member or any of its Affiliates or their respective owners, principals, shareholders, members, directors, officers, employees and agents to continue to engage in such investments and transactions nor shall the provisions of this Agreement in any way limit or prohibit any future investments or transactions by a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents directly or with third parties or in any way constrain the ability of a Member or any of its Affiliates (or any of their investment managers or sponsors) or their respective owners, principals, shareholders, members, directors, officers, employees and agents to manage and invest their assets.

(d) For the avoidance of doubt, Credit Partners (or its Affiliates, associated investment funds, portfolio companies or employees, as applicable) and their respective permitted transferees will have no duty (contractual or otherwise) to (1) communicate or present any Investment opportunities to the Company or (2) refrain from pursuing, directly or indirectly, any Investment opportunities for itself, and directing any such opportunity to another Person; provided that Section 7.17(d)(2) shall not apply to, and Credit Partners and its Affiliates shall not pursue or direct any Qualified Investment opportunity if such Qualified Investment opportunity was presented to the Investment Committee, unless (A) such Qualified Investment opportunity was first identified by or to Credit Partners or Affiliates of Credit Partners independently of the personnel of CGMSF or CGMSIM (in which case Credit Partners shall notify the Investment Committee and CGMSF as soon as practicable), or (B) the Company fails to consummate such Qualified Investment opportunity other than due to the action or inaction on the part of Credit Partners or its Affiliates. Notwithstanding the foregoing, Credit Partners shall be permitted to direct or pursue Qualified Investment opportunities approved for the Company by the Investment Committee with the prior approval of the Investment Committee. The Company, on its own behalf and on behalf of its respective Affiliates, hereby renounces and waives any right to require Credit Partners (or its Affiliates, associated investment funds, portfolio companies or employees, as applicable) and their permitted transferees to act in a manner inconsistent with the provisions of this Section 7.17(d). For purposes of the foregoing, (x) any external investment managers with discretion or authorization who manages debt investments on behalf of Credit Partners or its Affiliates and (y) any other investment team within Credit Parent or its Affiliates (other than the U.S. private debt employees of Credit Parent’s Affiliates) will be excluded from the foregoing and any limitations contained therein, unless, in the case of (x) or (y), Credit Partners or any of its Affiliates acting on Credit Partners behalf, shares any confidential information regarding the potential Investment opportunity with such investment team.

(e) Notwithstanding the foregoing provisions of this Section 7.17 and other provisions of this Agreement, during the Investment Period, neither Carlyle Parent or its Affiliates may, without Credit Partners’ prior written consent, enter into the formation and management of any investment fund, investment vehicle or account that is primarily engaged in and principally marketed as having an investment mandate that substantially overlaps with Qualified Investments until at least 75% of Capital Commitments have been contributed to the Company.

(f) Notwithstanding the foregoing provisions of this Section 7.17 and other provisions of this Agreement, the Members agree that the Company and one or more of the Members may co-invest in investment opportunities where appropriate, subject to the approval of the board of directors of CGMSF and in accordance to the terms of this Agreement; provided that, to the extent that the demand from the Members and the Company is higher than the total Investment opportunity available to the Members and the Company, such Investment opportunity shall be allocated in a manner such that the Company will not receive a smaller allocation than any Member participating in such investment unless approved by the Investment Committee.

Section 7.18. Indemnification.

(a) Subject to the limitations and conditions as provided in this Section 7.18, each Board Member and each Member and its employees, directors, officers, owners, principals, shareholders, members, and partners who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (other than any of the foregoing between the two Members, hereinafter a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, is or was a Board Member, an officer or representative or agent of the Company, a Member or an employee, director, officer, owner, principal, shareholder, member, or partner of a Member, shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against all liabilities and expenses (including, without limitation, judgments, penalties (including, without limitation, excise and similar taxes and punitive damages), losses, fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys’ and experts’ fees)) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a “Harm”), unless such Harm shall have been primarily the result of gross negligence, fraud or intentional misconduct by the Person seeking indemnification hereunder, in which case such indemnification shall not cover such Harm to the extent resulting from such gross negligence, fraud or intentional misconduct. Indemnification under this Section 7.18 shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Section 7.18 shall be deemed contract rights, and no amendment, modification or repeal of this Section 7.18 shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. To the fullest extent permitted by law, no individual entitled to indemnification under this shall be liable to the Company or any Member for any act or omission performed or omitted by or on behalf of the Company; provided that such act or omission has not been fully adjudicated to constitute fraud, willful misconduct or gross negligence. In addition, any Person entitled to indemnification under this Section 7.18 may consult with legal counsel selected with reasonable care and shall incur no liability to the Company or any Member to the extent that such Person acted or refrained from acting in good faith in reliance upon the opinion or advice of such counsel and such Person provided such counsel all material facts. Notwithstanding the foregoing, the Company shall not indemnify any Member or an employee, director, officer, owner, principal, shareholder, member, or partner of a Member, in the event that the Proceeding involves a Member as the defendant and another Member as the respondent in such Proceeding.

(b) The right to indemnification conferred in Section 7.18(a) shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person entitled to be indemnified under Section 7.18(a) who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person’s ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written undertaking by such Person to repay all amounts so advanced if it shall be finally adjudicated that such indemnified Person is not entitled to be indemnified under this Section 7.18 or otherwise; provided, further, that such advancement of expenses by the Company shall not be made to such Person in the event that the Proceeding involves a Member as the defendant and another Member as the respondent in such Proceeding.

(c) The right to indemnification and the advancement and payment of expenses conferred in this Section 7.18 shall not be exclusive of any other right that a Member or other Person indemnified pursuant to this Section 7.18 may have or hereafter acquire under any law (common or statutory), this Agreement, any contract of insurance or any other contract, arrangement or understanding.

(d) The indemnification rights provided by this Section 7.18 shall inure to the benefit of the heirs, executors, administrators, successors, and assigns of each Person indemnified pursuant to this Section 7.18.

Section 7.19. Tax Matters Member.

(a) CGMSF shall be the “tax matters partner” of the Company within the meaning of Section 6231(a)(7) of the Code and shall also the “partnership representative” within the meaning of Section 6223 of the New Partnership Audit Procedures (collectively, in such capacity, the “Tax Matters Member”). The provisions of Section 7.18 shall apply to all actions taken on behalf of the Members by the Tax Matters Member in its capacity as such. The Tax Matters Member shall have the right and obligation to take all actions authorized and required, respectively, by the Code for the tax matters partner of the Company.

(b) The Tax Matters Member shall, at all times, keep all Members informed as to any discussions with any taxing administration with respect to any material tax issue concerning the Company or its subsidiaries. Without limiting the generality of the immediately preceding sentence, the Tax Matters Member shall provide notice to the other Members promptly (and in any event, no later than 30 days) after it receives notice from any taxing authority of any pending or threatened examination, adjustment or proceeding relating to any tax items of the Company or its subsidiaries. The Tax Matters Member shall (i) consult with the other Members with respect to the conduct of such examination or proceedings, or any court proceedings with respect to tax, (ii) afford the other Members a reasonable opportunity to participate in any such examination, proceeding or court proceeding and any meeting (whether in person, phone or otherwise) with any taxing authority or appearance in court, and (iii) afford the other Members a reasonable opportunity to review drafts of any submission to any taxing authority or court, including requests for administrative adjustments. Without the approval of other Members, the Tax Matters Member shall not take any action with respect to the conduct of any examination or proceeding and shall not make any submission to any taxing authority or court if any Member has objected to such action. The Tax Matters Member shall not extend the statute of limitations or file a tax claim in any court without the approval of the other Members. Additionally, the Tax Matters Member shall not submit any request for administrative adjustment on behalf of the Company without the approval of the other Members. The Tax Matters Member agrees that it will not bind any Member to any tax settlement without the approval of such Member. Further, for the sake of clarity, the Tax Matters Member will take no action that affects another Member without the approval of such Member. The Tax Matters Member shall not take any action without Prior Board Approval.

(c) The Tax Matters Member shall have the right to retain professional assistance in respect of any audit of the Company and all reasonable, documented out-of-pocket expenses and fees incurred by the Tax Matters Member on behalf of the Company as Tax Matters Member shall be reimbursed by the Company.

(d) Any election proposed to be made or action proposed to be taken by the Tax Matters Member pursuant to the New Partnership Audit Procedures shall require the prior written consent of the other Members.

(e) Unless otherwise expressly provided herein, wherever in this Agreement the Tax Matters Member is empowered to make a decision or determination, take an action, consent, vote, or provide any approval, in doing so, the Tax Matters Member shall use its reasonable discretion, shall consult with all other Members and shall take into account the concerns and tax objectives of such other Members.

ARTICLE 8

TRANSFERS OF COMPANY INTERESTS; WITHDRAWALS

Section 8.1. Transfers by Members.

(a) Within a period of five (5) years after the Initial Closing Date, other than with respect to the sale and transfer of the Membership Interest of a Defaulting Member or a Pledge Defaulting Member, as applicable, in accordance with Section 4.3, the Membership Interest of a Member may not be transferred or assigned without the prior written consent of the other Member and may not be pledged or otherwise hypothecated without the prior written consent of the other Member; provided, however, that CGMSF may pledge and/or assign its Membership Interest to the senior credit facility provider(s) for CGMSF with notice to the other Member within a reasonable time thereafter. After the expiration of such five (5) year period, the Membership Interest of a Member may not be assigned without first offering the other Member a right of first refusal to purchase the Membership Interest as set forth in Section 8.1(f). Notwithstanding the foregoing, without the prior written consent of the other Member or the offering of such right of first refusal, any Member may assign its entire Membership Interest to a wholly owned Affiliate of such Member, if the assignor remains liable for its Capital Commitment. No assignment by a Member shall be binding upon the Company until the Company receives an executed copy of such assignment, which shall be in form and substance satisfactory to the other Member, and any assignment pursuant to this Section 8.1(a) shall be subject to satisfaction of the conditions set forth in Section 8.1(e).

(b) Any Person which acquires a Membership Interest by assignment in accordance with the provisions of this Agreement shall be admitted as a substitute Member only upon approval of the other Member. The admission of an assignee as a substitute Member shall be conditioned upon the assignee’s written assumption, in form and substance satisfactory to the other Member, of all obligations of the assignor in respect of the assigned Membership Interest and execution of an instrument satisfactory to the other Member whereby such assignee becomes a party to this Agreement.

(c) In the event any Member shall be adjudicated as bankrupt, or in the event of the winding up or liquidation of a Member, the legal representative of such Member shall, upon written notice to the other Member of the happening of any of such events and satisfaction of the conditions set forth in Section 8.1(e), become an assignee of such Member’s Membership Interest, subject to all of the terms of this Agreement as then in effect.

(d) Any assignee of the Membership Interest of a Member, irrespective of whether such assignee has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of such assignment to have agreed to be subject to the terms and provisions of this Agreement in the same manner as its assignor.

(e) As additional conditions to the validity of any assignment of a Member’s Membership Interest, such assignment shall not:

(i) cause the securities issued by the Company to be required to be registered under the registration provisions of the Securities Act of 1933, as amended, or the securities laws of any applicable jurisdiction;

(ii) cause the Company to cease to be entitled to the exemption from the definition of an “investment company” pursuant to Section 3(c)(7) of the Investment Company Act, and the rules and regulations of the SEC thereunder;

(iii) result in the Company being classified as a “publicly traded partnership” under the Code;

(iv) unless the other Member waives in writing the application of this clause (iv) with respect to such assignment (which the other Member may refuse to do in its absolute discretion), be to a Person which is an ERISA Plan;

(v) adversely impact CGMSF’s treatment of its investment in the Company for purposes of the Investment Company Act or for financial reporting purposes; or

(vi) cause the Company or the other Member to be in violation of, or effect an assignment to a Person that is in violation of, applicable Investor Laws.

The non-assigning Member may require reasonable evidence as to the foregoing, including, without limitation, an opinion of counsel reasonably acceptable to the non-assigning member. Any purported assignment as to which the conditions set forth in the foregoing clauses (i) through (vi) are not satisfied shall be void ab initio. An assigning Member shall be responsible for all costs and expenses incurred by the Company, including, without limitation, reasonable legal fees and expenses, in connection with any assignment or proposed assignment.

(f) Except for assignments under the third sentence or the proviso of the first sentence of Section 8.1(a) or with respect to sales or transfers pursuant to Section 4.3, each Member hereby unconditionally and irrevocably grants to the other Member or its designee a right of first refusal to purchase all, but not less than all, of any Membership Interest in the Company that such assigning Member may propose to assign to another Person, at the same price and on the same terms and conditions as those offered to the prospective assignee. Each Member proposing to make an assignment that is subject to this Section 8.1(f) must deliver a notice to the other Member not later than sixty (60) days prior to the proposed closing date of such assignment. Such notice shall contain the material terms and conditions (including, without limitation, price and form of consideration) of the proposed assignment and the identity of the prospective assignee. To exercise its right of first refusal under this Section 8.1(f), the other Member must deliver a notice to the selling Member within forty-five (45) days of receipt of such notice, stating that it elects to exercise its right of first refusal and, if applicable, providing the identity of any Person that the non-assigning Member designates as the purchaser.

(g) Notwithstanding anything in this Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to transfer its Membership Interest from the Company, prior to the effectiveness of such transfer, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of the Facility as a result of such transfer; provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

Section 8.2. Withdrawal by Members.

Members may withdraw from the Company only as provided by this Agreement.

(a) Notwithstanding any provision contained herein to the contrary, if a Member shall obtain an opinion of counsel to the effect that, as a result of the other Member’s ownership of a Membership Interest in the Company, the Company would be required to register as an investment company under the Investment Company Act, such other Member shall, upon written notice from such first Member, withdraw from or reduce (in accordance with the provisions of Section 8.2(c) below) its Membership Interest in the Company (including its Capital Commitment) to the extent such first Member has determined, based upon such opinion of counsel, to be necessary in order for the Company not to be required to so register. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 8.2(a), but in no event later than ten (10) business days after such request.

(b) Notwithstanding any provision herein to the contrary, if a Member shall violate the United States Bank Secrecy Act, the United States Money Laundering Act of 1986, the United States International Money Laundering Abatement and Anti- Terrorist Financing Act of 2001, the USA Patriot Act or any other law or regulation to which the Company, a Member, or such Member’s investment in the Company may be subject from time to time (collectively, “Investor Laws”), or if the other Member shall obtain an opinion of counsel to the effect that any contribution or payment by a Member to the Company would cause the Company or the other Member to be in violation of, or to the effect that such Member is in violation of, any of the Investor Laws, such Member shall, upon written notice from the other Member, withdraw from the Company in accordance with the provisions of Section 8.2(c) below. Each Member shall, upon written request from the other Member, promptly furnish to the other Member such information as the other Member may reasonably request from time to time in order to make a determination pursuant to this Section 8.2(b), but in no event later than ten (10) business days after such request.

(c) If a Member partially withdraws its Membership Interest in the Company pursuant to this Section 8.2, it shall receive, in full payment for such withdrawn Membership Interest from first cash and cash equivalents available for distribution pursuant to Article 6 (and subject to the proviso in Section 6.1(b) if then applicable to such Member as the obligor with respect to an outstanding Default Loan), the sum of the portion of the Capital Account attributable to such withdrawn Membership Interest (adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 10.5 and taking into account all Capital Contributions contributed by such Member to the Company with respect to a Subscription Facility pursuant to Section 8.2(d)). If a Member withdraws its entire Membership Interest in the Company pursuant to this Section 8.2, then, subject to Section 9.2(b), the Company shall dissolve as provided by Article 9.

(d) Notwithstanding anything in this Agreement to the contrary, each Member acknowledges and agrees that in the event such Member is entitled to withdraw its Membership Interest from the Company, prior to the effectiveness of such withdrawal, such Member shall be obligated to fund such Capital Contributions as may be required under the terms of a Subscription Facility as a result of such withdrawal (taking into account all Capital Contributions already contributed by such Member to the Company with respect to the Subscription Facility); provided, that in no event shall any amounts funded by such Member exceed its uncalled Capital Commitment.

ARTICLE 9

TERM, DISSOLUTION AND LIQUIDATION OF COMPANY

Section 9.1. Term. Except as provided in Section 9.2, the Company and this Agreement shall continue in full force and effect and without dissolution until all the Investments are amortized, liquidated or are otherwise transferred or disposed of by the Company and, if applicable, any Financing Subsidiary.

Section 9.2. Dissolution.

(a) The Company shall be dissolved and its affairs wound up upon the occurrence of any of the following events:

(i) the expiration of the term of the Company determined pursuant to Section 9.1;

(ii) distribution of all assets of the Company;

(iii) the full withdrawal of a Member of the Company pursuant to Section 8.2, or a bankruptcy, insolvency, dissolution or liquidation of a Member, or the making of an assignment for the benefit of creditors by a Member, or a default under Section 4.3 by a Member which remains uncured or unwaived after the expiration of the cure period set forth in Section 4.3, in each case at the election of the other Member by providing written notice of such election;

(iv) at the election of Credit Partners (i) on or after May 2, 2018 by providing written notice of such election to CGMSF if the board of directors of CGMSF (subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act) determines to wind down and/or liquidate and dissolve CGMSF because CGMSF has not consummated a Qualified IPO on or prior to May 2, 2018 or (ii) if the board of directors of CGMSF (subject to any necessary stockholder approvals and applicable requirements of the Investment Company Act) determines to wind down and/or liquidate and dissolve CGMSF for any other reason;

(v) at the election of CGMSF by providing written notice of such election to Credit Partners, if the number of Qualified Investments that are presented to the Investment Committee by or on behalf of CGMSF or any Affiliate of CGMSF and vetoed or otherwise blocked by one or more Investment Committee Members appointed by Credit Partners represents twenty-five percent (25%) or more of the aggregate number of Qualified Investments that are presented to the Investment Committee by or on behalf of CGMSF or any Affiliate of CGMSF in any trailing twelve (12) month period (for the avoidance of doubt, any Qualified Investments that are presented to the Investment Committee by or on behalf of CGMSF or any Affiliate of CGMSF shall have been approved by the investment committee of CGMSIM); provided, that, any Qualified Investments that are made as Capital Contributions by a Member shall be disregarded for purposes of determining the twenty-five percent (25%) threshold for purposes of this Section 9.2(a)(v);

(vi) at the election of CGMSF by providing written notice of such election to Credit Partners, if (A) a determination is made by the SEC or its staff to subject, or a rule is adopted by the SEC that subjects, CGMSF’s participation in the Company to an accounting or reporting treatment or other consequence which CGMSF reasonably determines to be materially adverse to it, or (B) there is a change by the SEC of its approval (to the extent required) of CGMSF’s Membership Interest in the Company or the terms of such approval or its conclusions regarding the accounting or reporting treatment or other consequence which CGMSF reasonably determines to be materially adverse to it; provided that CGMSF provides Credit Partners with a description of the relevant SEC determination or change;

(vii) the entry of a decree of judicial dissolution pursuant to the Act, in which event the provisions of Section 9.3, as modified by said decree, shall govern the winding up of the Company’s affairs;

(viii) in the event of a Cause Event with respect to a Member, at the election of the other Member;

(ix) at the election of Credit Partners if CGMSF assigns or transfers its Membership Interest to senior credit facility provider(s) for CGMSF pursuant to Section 8.1(a), whether pursuant to foreclosure or otherwise; or

(x) at the election of Credit Partners (A) if the Administrative Agent resigns or terminates the Administration Agreement or (B) if the Administrative Agent intentionally materially breaches the Administration Agreement and, to the extent such material breach can be cured, following a thirty (30) day cure period such material breach remains.

(b) Notwithstanding Section 9.2(a), and subject to applicable law, the Company shall not be required to wind up, dissolve or terminate if any such action would cause the Company or any wholly-owned Financing Subsidiary to violate any law or contract applicable to any such Person.

Section 9.3. Wind-down.

(a) Upon the dissolution of the Company, the Company shall be liquidated in accordance with this Article and the Act. The liquidation shall be conducted and supervised by the Board in the same manner provided by Article 7 with respect to the operation of the Company during its term; provided that in the case of a dissolution and winding up of the Company pursuant to Section 9.2(a)(iii) to Section 9.2(a)(vi), the Member that elects such dissolution and winding up may elect further (subject to all of the provisions of this Agreement), by written notice to the other Member, to exercise as liquidating agent all of the rights, powers and authority with respect to the assets and liabilities of the Company in connection with the liquidation of the Company, to the same extent as the Members would have during the term of the Company.

(b) From and after the date on which an event set forth in Section 9.2(a) becomes effective, the Company shall cease to make Investments after that date, except for Investments permitted pursuant to clauses (ii) through (vi) of Valid Company Purposes. Capital calls against the Capital Commitment of the Members shall cease from and after such effective date; provided that capital calls against the Capital Commitment of the Members may continue to fund all items in clauses (ii) through (vi) of Valid Company Purposes. Subject to the foregoing, the Members shall continue to bear an allocable share of Expenses and other obligations of the Company until all Investments in which the Company participates (including through any applicable Financing Subsidiaries) are repaid or otherwise disposed of in the normal course of the Company’s activities.

(c) Distributions to the Members during the winding down of the Company shall be made no less frequently than quarterly to the extent consisting of a Member’s allocable share of cash and cash equivalents, after taking into account reasonable reserves deemed appropriate by Board Approval (or in the event of a dissolution and winding up of the Company pursuant to Section 9.2(a)(iii) to Section 9.2(a)(vi), by a Member that has elected to act as liquidating agent pursuant to Section 9.3(a)), to fund Investments in which the Company continues to participate, Expenses and all other obligations (including without limitation contingent obligations) of the Company (each as set forth in the immediately preceding paragraph). Unless waived by Board Approval, the Company also shall withhold ten percent (10%) of distributions in any calendar year, which withheld amount shall be distributed within sixty (60) days after the completion of the annual audit covering such year. Except as otherwise provided herein, a Member shall remain a member of the Company until all Investments in which the Company participates are repaid or otherwise disposed of, all equity interests of the Company in each Financing Subsidiary are redeemed or such Financing Subsidiary is dissolved, the Member’s allocable share of all Expenses and all other obligations (including without limitation contingent obligations) of the Company are paid, and all distributions are made hereunder, at which time the Member shall have no further rights under this Agreement. Notwithstanding the foregoing, in case of the dissolution and winding up of the Company, and subject to this Section 9.3, distributions may be made in-kind, or a combination of cash and assets (including any debt or equity held by the Company in any Financing Subsidiary), as the Board or liquidating agent may select in its sole and absolute discretion provided that any distribution-in-kind shall not cause a breach by the Company or any Financing Subsidiary of any applicable law or contract. In the event of any distributions in-kind, the assets to be distributed will be valued at fair value.

(d) Upon dissolution of the Company, final allocations of all items of Company Profit and Loss shall be made in accordance with Section 5.2. Upon dissolution of the Company, the assets of the Company shall be applied in the following order of priority:

(i) To creditors (other than Members) in satisfaction of liabilities of the Company (whether by payment or by the making of reasonable provision for payment thereof), including, without limitation, to establish any reasonable reserves which the Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company and to establish any reasonable reserves with respect to amounts the Company may pay or contribute in connection with Financing Subsidiaries;

(ii) To establish any reserves which the Board may, in its reasonable judgment, deem necessary or advisable for any contingent, conditional or unmatured liability of the Company to Members; and

(iii) The balance, if any, to the Members in accordance with Section 6.1(b).

(e) Notwithstanding the foregoing, upon the occurrence of an event described in any of Section 9.2(a)(iii) to Section 9.2(a)(vi), the Member that may elect a dissolution and winding up may elect alternatively, by written notice to the other Member, to purchase all of the other Member’s Membership Interest in the Company. Other than in connection with a sale or transfer of the Membership Interest of a Defaulting Member or a Pledge Defaulting Member, as applicable, pursuant to Section 4.3, the purchase price for such Membership Interest shall be payable in cash within ninety (90) days after the election to purchase is delivered to the other Member, and shall be equal to the Capital Account of the other Member adjusted to reflect the Value of the Company as determined as of the date of the last valuation pursuant to Section 10.5; provided, however, that to the extent any amounts are owed by the other Member to a Non-Defaulting Member or a Pledge Non-Defaulting Member, as applicable, with respect to a Default Loan, any purchase price that would otherwise be payable to such other Member under this section shall instead first be paid to the Non-Defaulting Member or the Pledge Non-Defaulting Member, as applicable, pursuant to the terms of Section 4.3(b)(iii) hereof, until each such Default Loan (and any interest thereon) has been repaid in full with the remainder thereof, if any, payable to such other Member. After such purchase, the other Member shall no longer be a member of the Company, and the Member that has elected to purchase the other Member’s Membership Interest may dissolve or continue the Company as it may determine.

(f) In the event that an audit or reconciliation relating to the fiscal year in which a Member receives a distribution under this Section 9.3 reveals that such Member received a distribution in excess of that to which such Member was entitled, the Company or the other Member may, in its discretion, seek repayment of such distribution to the extent that such distribution exceeded what was due to such Member.

(g) Each Member shall be furnished with a statement prepared by the Company’s accountant, which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member’s share thereof. Upon compliance with the distribution plan set forth in this Section 9.3, the Members shall cease to be such, and either Member may execute, acknowledge and cause to be filed a certificate of cancellation of the Company.

ARTICLE 10

ACCOUNTING, REPORTING AND VALUATION PROVISIONS

Section 10.1. Books and Accounts.

(a) Complete and accurate books and accounts shall be kept and maintained for the Company at its principal office. Such books and accounts shall be kept on the accrual basis method of accounting and shall include separate Capital Accounts for each Member. Capital Accounts for financial reporting purposes and for purposes of this Agreement shall be maintained in accordance with Section 5.1, and for U.S. federal income tax purposes the Members shall cause the Administrative Agent to maintain the Members’ Capital Accounts in accordance with the Code and applicable Treasury Regulations and subject to instructions from the Tax Matters Member; provided, however, that the Tax Matters Member will not take action that would adversely affect the other Members without the prior approval of such other Members. Each Member or its duly authorized representative, at its own expense, shall at all reasonable times and upon reasonable prior written notice to the Administrative Agent have access to, and may inspect, such books and accounts and any other records of the Company for any purpose reasonably related to its Membership Interest in the Company.

(b) CGMSF will provide Investment Committee Members,

(i) investment materials prepared and presented by CGMSIM and its affiliates for any loans originated by CGMSF and presented to the Company, subject to customary confidentiality obligations; and

(ii) all due diligence material prepared and/or received by CGMSF and its affiliates for any loans originated by CGMSIM and presented to the Company, subject to customary confidentiality obligations; provided that CGMSF and its affiliates shall use commercially reasonable efforts to ensure that such information can be shared with Credit Parent and Credit Partners and their respective officers, directors, employees, legal counsel or representatives without requiring Credit Parent or Credit Partners to execute a confidentiality agreement with respect to such information.

(c) The Administrative Agent will provide Investment Committee Members quarterly reporting (within thirty (30) days after of the end of each quarter) and annual reporting (within sixty (60) days after the end of such Fiscal Year) for the Company that are consistent with CGMSF’s current practice, which shall include,

(i) portfolio reviews;

(ii) liability management reports;

(iii) workout reports regarding troubled assets;

(iv) valuation reports and models; and

(v) any other information reasonably requested by an Investment Committee Member.

(d) All funds received by the Company shall be deposited in the name of the Company in such bank account or accounts or with such custodian, and assets owned by the Company may be deposited with such custodian, as may be designated by Board Approval from time to time and withdrawals therefrom shall be made upon such signature or signatures on behalf of the Company as may be designated by Board Approval from time to time.

Section 10.2. Financial Reports; Tax Return.

(a) The Company shall engage an independent certified public accountant selected and approved by Board Approval to act as the accountant for the Company and to audit the Company’s books and accounts as of the end of each fiscal year, commencing for the fiscal year in which the Company is formed; provided that such accountant shall be one of the top four (4) accounting firms. As soon as practicable, but no later than ninety (90) days (except that in the case of Schedule K-1 pursuant to Section 10.2(a)(iii), no later than ninety (90) days for an estimate of the information to be included in Schedule K-1 and no later than one hundred and twenty (120) days for Schedule K-1), after the end of such fiscal year, the Board shall cause the Administrative Agent to deliver, by any of the methods described in Section 12.7, to each Member and to each former Member who withdrew during such fiscal year:

(i) audited financial statements of the Company as at the end of and for such fiscal year, including a balance sheet and statement of income, together with the report thereon of the Company’s independent certified public accountant, which annual financial statements shall be approved by Board Approval;

(ii) a statement of holdings of assets of the Company, including both the cost and the valuation of such assets as determined pursuant to Section 10.5, and a statement of such Member’s Capital Account;

(iii) to the extent that the requisite information is then available, a Schedule K-1 for such Member with respect to such fiscal year, prepared in accordance with the Code, together with corresponding forms for state income tax purposes, setting forth such Member’s distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Member’s Capital Account at the end of such fiscal year; and

(iv) such other financial information and documents respecting the Company and its business as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its Membership Interest in the Company, to comply with regulatory requirements applicable to it or to prepare its federal and state income tax returns.

(b) The Members shall cause the Administrative Agent to prepare and timely file after the end of each fiscal year of the Company all federal and state income tax returns of the Company for such fiscal year.

(c) As soon as practicable, but in no event later than sixty (60) days, after the end of each of the first three fiscal quarters of a fiscal year, the Members shall cause the Administrative Agent to prepare and deliver, by any of the methods described in Section 12.7, to each Member (i) unaudited financial information with respect to such Member’s allocable share of Profit or Loss and changes to its Capital Account as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of holdings of assets of the Company as to which such Member participates, including both the cost and the valuation of such assets as determined pursuant to Section 10.5, (iii) unaudited primary financial statements, including a balance sheet and statement of income but excluding notes to financials and related disclosures, (iv) summaries of all capital calls, distribution notices, funded commitments, aggregate funded commitments and aggregate unfunded commitments for the previous quarter, and (v) such other financial information as the Administrative Agent deems appropriate, or as a Member may reasonably require and request, to enable such Member to monitor and evaluate its Membership Interest in the Company or to comply with regulatory requirements applicable to it.

Section 10.3. Tax Elections. The Company may, by Board Approval, but shall not be required to, make any election pursuant to the provisions of Section 754 or 1045 of the Code, or any other election required or permitted to be made by the Company under the Code; provided, however, that no election to apply the New Partnership Audit Procedures prior to the effective date of such procedures shall be made. Notwithstanding the foregoing, the Company shall make an election pursuant to the provisions of Section 754 of the Code in the event that a Member transfers its Membership Interest pursuant to the terms of this Agreement and such Member agrees to reimburse the Company against any costs associated with the making of such election. To the extent permitted by applicable law, with respect to taxable years beginning after the effective date of the New Partnership Audit Procedures, the Company shall elect out of the application of the New Partnership Audit Procedures. The Company is intended to be treated as a partnership for federal income tax purposes and no Member shall make any election (for tax purposes or otherwise) inconsistent with such treatment.

Section 10.4. Confidentiality.

(a) Each Member agrees to maintain the confidentiality of the Company’s records, reports and affairs, and all information and materials furnished to such Member by the Company, any Financing Subsidiary, any other Member, CGMSF’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective businesses and activities; each Member agrees not to provide to any other Person copies of any financial statements, tax returns or other records or reports, or other information or materials, provided or made available to such Member; and each Member agrees not to disclose to any other Person any information contained therein (including any information respecting Portfolio Companies), without the express prior written consent of the disclosing party; provided, that each Member may disclose (x) any such information as may be required by law in connection with the filing of a Registration Statement on Form N-2 and any periodic reports under the Securities Exchange Act of 1934, as amended, and (y) the names of borrowers of loans made by the Company and summaries of such loan transactions in any marketing materials (including tombstone ads) in connection with the public offering of such Member’s common shares; provided, further, that any Member may provide financial statements, tax returns and other information contained therein (i) to such Member’s accountants, internal and external auditors, legal counsel, financial advisors and other fiduciaries and representatives (who may be Affiliates of such Member) as long as such Member instructs such Persons to maintain the confidentiality thereof and not to disclose to any other Person any information contained therein, (ii) to potential transferees of such Member’s Membership Interest that agree in writing, for the benefit of the Company, to maintain the confidentiality thereof, but only after reasonable advance notice to the Company, (iii) if and to the extent required by law (including judicial or administrative order); provided that, to the extent legally permissible, the Company is given prior notice to enable it to seek a protective order or similar relief, (iv) to representatives of any governmental regulatory agency or authority with jurisdiction over such Member, or as otherwise may be necessary to comply with regulatory requirements applicable to such Member; (v) as required or advisable to obtain financing directly by the Company or by a Financing Subsidiary or as required or permitted to be disclosed under any related offering or transaction documents; and (vi) in order to enforce rights under this Agreement. Notwithstanding the foregoing, nothing in this Section 10.4 shall prevent Credit Partners, Credit Parent, the members of the Board designated by Credit Partners or the members of the Investment Committee designated by Credit Partners from providing information relating to the Company’s records, reports and affairs, and all information and materials furnished to such Person by the Company, any Financing Subsidiary, any other Member, CGMSF’s investment adviser, the Administrative Agent or their Affiliates with respect to their respective business activities to Credit Partners, Credit Parent and their respective officers, directors and employees. Notwithstanding the foregoing, the following shall not be considered confidential information for purposes of this Agreement: (a) information generally known to the public; (b) information obtained by a Member from a third party who is not prohibited from disclosing the information; (c) information in the possession of a Member prior to its disclosure by the Company, a Financing Subsidiary, another Member, CGMSF’s investment adviser, the Administrative Agent or their Affiliates; or (d) information which a Member can show by written documentation was developed independently of disclosure by the Company, a Financing Subsidiary, another Member, CGMSF’s investment adviser, the Administrative Agent or their Affiliates. Without limitation to the foregoing, no Member shall engage in the purchase, sale or other trading of securities or derivatives thereof based upon confidential information received from the Company, a Financing Subsidiary, another Member, CGMSF’s investment adviser, the Administrative Agent or their Affiliates.

(b) Each Member: (i) acknowledges that the Company, another Member, CGMSF’s investment adviser, the Administrative Agent, its Affiliates, and their respective direct or indirect members, members, managers, officers, directors and employees are expected to acquire confidential third-party information (e.g., through Portfolio Company directorships held by such Persons or otherwise) that, pursuant to fiduciary, contractual, legal or similar obligations, cannot be disclosed to the Company or the Member; and (ii) agree that none of such Persons shall be in breach of any duty under this Agreement or the Act as a result of acquiring, holding or failing to disclose such information to the Company or the Member.

Section 10.5. Valuation.

(a) Valuations shall be made as of the end of each fiscal quarter and upon liquidation of the Company in accordance with the following provisions and the Company’s valuation guidelines then in effect (which shall be consistent with CGMSF’s valuation guidelines then in effect):

(i) Within forty-five (45) days after the date as of which a valuation is to be made, the Administrative Agent shall deliver to the Board a report as to the recommended valuation as of such date, and provide such Persons with a reasonable opportunity to request information and to provide comments with respect to the report.

(ii) If the recommended valuation as of such date is approved by Board Approval, then the valuation that has been approved shall be final.

(iii) If there is an objection by a Member to the recommended valuation by the Board that is presented in writing by such Member to the Board within five (5) business days of such valuation, then the Administrative Agent shall cause a valuation of the asset(s) subject to unresolved objection to be made as of such date by an approved valuation expert, and shall determine a valuation of such asset(s) consistent with the valuation as of such date by the approved valuation expert, and such valuation shall be final. For this purpose, a valuation of an asset as of such date shall be considered consistent with a valuation of an approved valuation expert if it is equal to the recommended value or within the recommended range of values determined by the approved valuation expert as of such date. An approved valuation expert shall mean an independent valuation consultant that has been approved by Board Approval. The Members acknowledge and agree that in the event a Member objects to the valuation of an Investment, the preparation and delivery of the Company’s financial statements and other data could be delayed until the resolution of such objection.

(iv) Liabilities of the Company shall be taken into account at the amounts at which they are carried on the books of the Company, and provision shall be made in accordance with GAAP for contingent or other liabilities not reflected on such books and, in the case of the liquidation of the Company, for the expenses (to be borne by the Company) of the liquidation and winding up of the Company’s affairs.

(v) No value shall be assigned to the Company name and goodwill or to the office records, files, statistical data, or any similar intangible assets of the Company not normally reflected in the Company’s accounting records.

(b) All valuations shall be made in accordance with the foregoing shall be final and binding on all Members, absent actual and apparent error. Valuations of the Company’s assets by independent valuation consultants shall be at the Company’s expense.

Section 10.6. Investment in Public Corporations. CGMSF agrees that it shall not provide any material non-public information about or relating to a Public Corporation to the Company or Credit Partners without Credit Partner’s prior written consent.

ARTICLE 11

EXPENSES

Section 11.1. Company Expenses. By virtue of its Membership Interest, each Member shall indirectly bear an allocable share of Expenses and other obligations of the Company. Such Expenses will include the Organizational Costs and all Expenses of the Company, including, without limitation: expenses for legal (including, without limitation, all costs associated with the formation of the Company and the fees and expenses of Sullivan & Cromwell LLP, Weil, Gotshal & Manges LLP and Skadden, Arps, Slate, Meagher & Flom LLP in connection with its preparation of this Agreement and other related agreements and documents), audit, tax (including, without limitation, all costs associated with the preparation and filing of tax returns), appraisal, and investment diligence, and incurrence of indebtedness and any other expenses associated with investing in or valuing the Investments. The Members agree that the Organizational Costs incurred by each Member on behalf of the Company shall not exceed one-hundred thousand dollars ($100,000), unless expressly authorized by the Board pursuant to Board Approval. Notwithstanding the foregoing, the Members agree that the Company shall reimburse each Member an amount not to exceed fifty thousand dollars ($50,000) in connection with expenses incurred by such Member in connection with this Agreement, the Mezzanine Loan Agreement, the Pledge Agreement, the LSA or the Investor Acknowledgement.

ARTICLE 12

MISCELLANEOUS PROVISIONS

Section 12.1. Power of Attorney.

(a) Each Member irrevocably constitutes and appoints CGMSF the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any of the following:

(i) Any certificate or other instrument which may be required to be filed by the Company under the laws of the United States, the State of Delaware, or any other jurisdiction; provided that no such certificate or instrument shall have the effect of amending this Agreement other than as permitted hereby; and

(ii) Any amendment or modification of any certificate or other instrument referred to in this Section 12.1.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity and assignment by such Member of its Membership Interest in the Company; provided, however, that if a Member shall assign all of its Membership Interest in the Company and the assignee shall, in accordance with the provisions of this Agreement, become a substitute Member, such power of attorney shall survive such assignment only for the purpose of enabling each attorney-in-fact to execute, acknowledge, swear to and file any and all instruments necessary to effect such substitution and provided further that such power of attorney shall terminate upon the bankruptcy of the Member.

(b) Each Member irrevocably constitutes and appoints the other Member the true and lawful attorney-in-fact of such Member to execute, acknowledge, swear to and file any agreement, document, certificate or other instrument in connection with the sale and transfer of such Member’s Membership Interest in the Company pursuant to Section 4.3 by the other Member.

It is expressly acknowledged by each Member that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity, bankruptcy, termination and dissolution by such Member of its Membership Interest in the Company and shall survive the delivery of an assignment by the Member of the whole or any portion of such Member’s Membership Interest in the Company, except that where the assignee thereof has been approved as a substituted Member of the Company.

Section 12.2. Determination of Disputes. Any dispute or controversy among the Members (other than a suit brought against a Defaulting Member or a Pledge Defaulting Member, as applicable) arising in connection with (i) this Agreement or any amendment hereof, (ii) the breach or alleged breach hereof, (iii) the actions of any of the Members, or (iv) the formation, operation or dissolution and liquidation of the Company, shall be determined and settled by arbitration in New York, New York, by a panel of three members who shall be selected, and such arbitration shall be conducted, in accordance with the commercial rules of the American Arbitration Association. Any award rendered therein shall be final and binding upon the Members and the Company and judgment upon any such award rendered by said arbitrators may be entered in any court having jurisdiction thereof. The party or parties against which an award is made shall bear its or their own expenses and those of the prevailing party or parties, including, without limitation, fees and disbursements of attorneys, accountants, and financial experts, and shall bear all arbitration fees and expenses of the arbitrators.

Section 12.3. Certificate of Formation; Other Documents. The Members hereby approve and ratify the filing of the Certificate of Formation on behalf of the Company and all actions taken in connection thereunder. The Members agree to execute such other instruments and documents as may be required by law or which a Member or the Board deems necessary or appropriate to carry out the intent of this Agreement; provided that a Member shall not be required to execute any instrument or document that is adverse to such Member. Each Member further agrees to deliver, if requested by the Company for provision to a third-party lender, (i) its most recent financials; (ii) a certificate confirming the remaining amount of its uncalled Capital Commitment; and (iii) a customary investor letter and authority documentation relating to its entry into this Agreement, and such other instruments as the Company or such lender may reasonably require in order to effect any such borrowings by the Company or any of its Affiliates; provided that any such letter, document or instrument is reasonably acceptable to such Member.

Section 12.4. Force Majeure. Whenever any act or thing is required of the Company or a Member hereunder to be done within any specified period of time, the Company and the Member shall be entitled to such additional period of time to do such act or thing as shall equal any period of delay resulting from causes beyond the reasonable control of the Company or the Member, including, without limitation, bank holidays, and actions of governmental agencies, and excluding, without limitation, economic hardship; provided that this provision shall not have the effect of relieving the Company or the Member from the obligation to perform any such act or thing.

Section 12.5. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the internal law of the State of Delaware, without regard to the principles of conflicts of laws thereof.

Section 12.6. Waivers.

(a) No waiver of the provisions hereof shall be valid unless in writing and then only to the extent therein set forth. Any right or remedy of the Members hereunder may be waived by Board Approval, and any such waiver shall be binding on all Members. Except as specifically herein provided, no failure or delay by any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and a waiver of a particular right or remedy on one occasion shall not be deemed a waiver of any other right or remedy or a waiver on any subsequent occasion.

(b) Except as otherwise provided in this Agreement, any approval or consent of the Members may be given by Board Approval, and any such approval or consent shall be binding on all Members.

Section 12.7. Notices. All notices, demands, solicitations of consent or approval, and other communications hereunder shall be in writing or by electronic mail (with or without attached PDFs), and shall be sufficiently given if personally delivered or sent by postage prepaid, registered or certified mail, return receipt requested, or sent by electronic mail, overnight courier or facsimile transmission, addressed as follows: if intended for the Company, to the Company’s principal office determined pursuant to Section 2.3; and if intended for any Member, to the address of such Member set forth on the Company’s records, or to such other address as any Member may designate by written notice. Notices shall be deemed to have been given (i) when personally delivered, (ii) if sent by registered or certified mail, on the earlier of (A) three days after the date on which deposited in the mails or (B) the date on which received, (iii) if sent by overnight courier or facsimile transmission, on the date on which received or (iv) if sent by electronic mail, on the date on which received or on the next business day if the date received is either not a business day or the electronic mail was received after 5:00 p.m. local time at the address of the recipient; provided that notices of a change of address shall not be deemed given until the actual receipt thereof. The provisions of this Section 12.7 shall not prohibit the giving of written notice in any other manner; any such written notice shall be deemed given only when actually received.

Section 12.8. Construction.

(a) The captions used herein are intended for convenience of reference only and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Agreement.

(b) As used herein, the singular shall include the plural (and vice versa), the masculine gender shall include the feminine and neuter, and the neuter gender shall include the masculine and feminine, unless the context otherwise requires.

(c) The words “hereof,” “herein,” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) References in this Agreement to Articles, Sections and Schedules are intended to refer to Articles, Sections and Schedules of this Agreement unless otherwise specifically stated.

(e) Nothing in this Agreement shall be deemed to create any right in or benefit for any creditor of the Company that is not a party hereto, and this Agreement shall not be construed in any respect to be for the benefit of any creditor of the Company that is not a party hereto. Notwithstanding the foregoing, the lenders under a Facility are express, intended third-party beneficiaries hereof, entitled to enforce the provisions of Section 4.1 in their own name in accordance with the terms governing such Facility.

(f) References to any Person include such Person’s successors (including any successor by merger, consolidation, conversion or acquisition of all or substantially all of such Person’s assets) and assigns provided that, if restricted by this Agreement, only if such successors and assigns are permitted hereunder.

(g) Reference to day or days without further qualification means calendar days.

(h) References to any agreement, document or instrument means such agreement, document or instrument, together with all schedules, exhibits and annexes thereto, in each case as amended, modified, waived, supplemented, restated or replaced and in effect from time to time in accordance with the terms thereof.

(i) References to any applicable law means such applicable law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any applicable law means that provision of such applicable law from time to time in effect including those constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.

(j) The term “including” shall mean “including without limitation.”

Section 12.9. Amendments.

(a) This Agreement may be amended at any time and from time to time by Board Approval and approval of each Member.

(b) Notwithstanding the foregoing, a Member may amend this Agreement and the Member List at any time and from time to time to reflect the admission or withdrawal of any Member or the change in any Member’s Capital Commitment, as contemplated by this Agreement. Each Member shall promptly receive notice of any amendments to the Member List.

Section 12.10. Legal Counsel.

(a) CGMSF has engaged Sullivan & Cromwell LLP (“Company Counsel”), as legal counsel to the Company and CGMSF. Moreover, Company Counsel has previously represented and/or concurrently represents the interests of the Company, CGMSF and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Company Counsel’s representation of the Company and CGMSF in the preparation of this Agreement; and (ii) acknowledges that Company Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Company Counsel may be precluded from representing the Company and/or CGMSF (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 12.10(a) shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 12.10(a) to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein provided that any Member may otherwise waive such right.

(b) Credit Parent has engaged Weil, Gotshal & Manges LLP and Skadden, Arps, Slate, Meagher & Flom LLP (“Credit Partners Counsel”), as legal counsel to Credit Partners and Credit Parent. Moreover, Credit Partners Counsel has previously represented and/or concurrently represents the interests of Credit Partners and/or parties related thereto in connection with matters other than the preparation of this Agreement and may represent such Persons in the future. Each Member: (i) approves Credit Partners Counsels’ representation of Credit Partners in the preparation of this Agreement; and (ii) acknowledges that Credit Partners Counsel has not been engaged by any other Member to protect or represent the interests of such Member vis-à-vis the Company or the preparation of this Agreement, and that actual or potential conflicts of interest may exist among the Members in connection with the preparation of this Agreement. In addition, each Member: (i) acknowledges the possibility of a future conflict or dispute among Members or between any Member or Members and the Company; and (ii) acknowledges the possibility that, under the laws and ethical rules governing the conduct of attorneys, Credit Partners Counsel may be precluded from representing Credit Partners (or any equity holder thereof) in connection with any such conflict or dispute. Nothing in this Section 12.10(b) shall preclude the Company from selecting different legal counsel to represent it at any time in the future and no Member shall be deemed by virtue of this Section 12.10(b) to have waived its right to object to any conflict of interest relating to matters other than this Agreement or the transactions contemplated herein provided that any Member may otherwise waive such right.

Section 12.11. Execution. This Agreement may be executed in any number of counterparts and all such counterparts together shall constitute one agreement binding on all Members.

Section 12.12. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto; provided that this provision shall not be construed to permit any assignment or transfer which is otherwise prohibited hereby.

Section 12.13. Severability. If any one or more of the provisions contained in this Agreement, or any application thereof, shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and all other applications thereof shall not in any way be affected or impaired thereby.

Section 12.14. Computation of Time. In computing any period of time under this Agreement, the day of the act, event, or default from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, Sunday or legal holiday on which banks in New York are closed, in which event the period shall run until the end of the next day which is not a Saturday, Sunday or such a legal holiday. Any reference to “business day” shall refer to any day in New York which is not a Saturday, Sunday or such a legal holiday. Any references to time of day shall refer to New York time.

Section 12.15. Entire Agreement. This Agreement, entered into between the Company and each Member in connection with the Members’ subscription of Membership Interests in the Company and any other agreements that may be entered into in connection with a Facility set forth the entire understanding among the parties relating to the subject matter hereof, any and all prior correspondence, conversations, memoranda or other writings being merged herein and replaced and being without effect hereon. No promises, covenants or representations of any character or nature other than those expressly stated herein or in any such other agreement have been made to induce any party to enter into this Agreement.

Section 12.16. Opinions of Counsel. In any event in which this Agreement requires or permits a Member to deliver an opinion of legal counsel, the Company and each Member will accept an opinion from internal legal counsel of the Member.

Section 12.17. Agreement to Keep Terms Confidential. Each of the parties hereto agrees that it will not, and that it will cause its respective agents and Affiliates to not, (x) discuss the terms agreed to by the parties in connection with their respective investment in the Company, whether contained in this Agreement or any other documents or conversations, with any person other than its officers, directors, affiliates, or attorneys, without the express written consent of the other party, or (y) disclose Credit Parent’s participation in the Company with any Person other than its officers, directors, affiliates, or attorneys, without Credit Partners’ express written consent, in each case of (x) and (y), unless required by applicable law or by a Governmental Authority after written notice to the Members, or the other Member, as the case may be, and commercially reasonable efforts by the party subject to such requirement to avoid such disclosure. For the avoidance of doubt, the name and identity of Credit Parent or any of its Affiliates (other than Credit Partners) shall not be used without Credit Partners’ express written consent in any materials including but not limited to (i) marketing and promotional materials, (ii) press releases, (iii) other public disclosures and (iii) any Government Authority filings; provided, however, that Credit Partners consents to the filing of this Agreement by CGMSF with the SEC and the disclosure in filings of CGMSF and its Affiliates with the SEC that is consistent with Exhibit H hereto, and CGMSF shall use commercially reasonable efforts to submit disclosures consistent with Exhibit H hereto, which, for the avoidance of doubt, does not identify Credit Parent by name.

[Remainder of page left blank]

IN WITNESS WHEREOF, the Members have caused this Agreement to be executed and delivered as of the date first written above.

Carlyle GMS Finance, Inc.

By:	/s/ Michael Hart
Name:	Michael Hart
Title:	President

Credit Partners USA LLC

By:	/s/ Ian Palmer
Name:	Ian Palmer
Title:	Managing Director Principal Debt and Credit Investments

By:	/s/ Ziv Ehrenfeld
Name:	Ziv Ehrenfeld
Title:	Senior Director Principal Debt and Credit Investments

[Signature Page to Middle Market Credit Fund, LLC

Second Amended and Restated Limited Liability Company Agreement]

Exhibit A

List of Members as of June 24, 2016

Member	Initial Capital Contribution	Subsequent Contributions Through the Date Hereof	Additional Subsequent Contributions	Capital Commitment
Carlyle GMS Finance, Inc.	$1,000	$14,000,000	$385,999,000	$400 million
Credit Partners USA LLC	$1,000	$14,000,000	$385,999,000	$400 million

A-1

Exhibit B

Capital Call Notice

MIDDLE MARKET CREDIT FUND, LLC

520 MADISON AVENUE, 38TH FLOOR

NEW YORK, NY 10022

[•], 20[•]

[•]

Attention: [•]

RE:	Notice of Middle Market Credit Fund, LLC Capital Call

Dear Mr. [•]

Please see below for your funding obligations as set forth in Section 4.1(a) of the Second Amended and Restated Limited Liability Company Agreement between you and [•] (the “Agreement”). Capitalized terms used but not defined herein shall have the respective meanings given thereto in the Agreement.

Funding Obligation

Your funding obligation must be sent to us according to the following wiring instructions no later than [•].

Capital Call

$[•]
State Street Bank & Trust Co. ABA# 011 000 028 Account #: 10708758 Account Name: Middle Market Credit Fund, LLC REF: Middle Market Credit Fund, LLC / CYMN / DDA# 10708758

Upon receipt of funds, we shall, pursuant to the LSA deliver a notice to Citibank, N.A. which effects a Qualifying JV Pledge Reduction. We will notify the Members promptly if the Administrative Agent (as defined in the LSA) refuses to agree to effect a Qualifying JV Pledge Reduction and/or a Qualifying JV Pledge Release as the case may be.

If you have any questions regarding this notice, please contact [•] at [•] or by email at [•].

Sincerely,

Carlyle GMS Finance Administration, L.L.C.

By:
[•]
Officer

B-1

Exhibit C

Other Disqualified Industries

C-1

Exhibit D

Form of Subordinated Loans

$[•]	[•]

FOR VALUE RECEIVED, the undersigned, Middle Market Credit Fund, LLC, a Delaware limited liability company (the “Company”), does hereby promise to pay to [INSERT NAME OF MEMBER], a [INSERT TYPE OF ENTITY] (the “Payee”), or its order, at its offices in New York, New York, or such other address as may be duly designated by the holder of this Note, [•] ($[•]), or if less, the aggregate unpaid principal amount of all advances made by the Payee to the undersigned hereunder, with interest thereon as set forth herein. The initial advance, all subsequent advances and all payments made on account of principal shall be endorsed by the holder on the attached schedule to this Note. The principal amount of the loan together with any interest thereon shall be payable on the Maturity Date (as defined below).

“Business Day” means a day upon which banks in New York City are not authorized or required by law to be closed.

1. Capitalized terms used but not defined herein shall have the meaning set forth in the Company’s Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”), dated as of February 29, 2016, as amended from time to time.

2. The Payee agrees that from time to time during the term of this Note it shall lend to the Company, subject to the terms of the LLC Agreement and the terms of this Note, sums which, in the aggregate principal amount outstanding at any one time, shall not exceed $             (the “Credit”), and the Company agrees to borrow said sum from Payee upon the terms and conditions set forth herein.

3. The Credit shall be a revolving credit and the Company may, subject to the provisions of paragraphs 5 and 6 below governing prepayments and repayments and the terms of the LLC Agreement, request advances, repay and reborrow amounts during the continuation of this Note, subject to the terms of this Note and the LLC Agreement. Each revolving credit loan hereunder (an “Advance”) shall have a scheduled maturity date of [•], [•], unless an earlier date is listed on the Schedule attached hereto (such date, the “Maturity Date”) and made a part hereof (the “Schedule”). No Advance shall be made on or after [•], [•]. All Advances shall be noted on the Schedule. Payee shall, and is hereby authorized by the Company to, endorse on the Schedule, or on a continuation of such Schedule attached hereto and made a part thereof and hereof, appropriate notations regarding the Advances; provided, however, that the failure to make, or error in making, any such notation shall not limit or otherwise affect the obligations of the Company hereunder.

4. Interest due on this Note shall be 0.001% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed prior to the Maturity Date and shall be compounded monthly.

5. This Note evidences loan made to the Company by Payee and shall be treated as a Capital Contribution for purposes of Article 4 of the LLC Agreement and Member Loan. This Note may be prepaid at any time by the Company in whole or in part at the election of the Company, in an amount equal to the outstanding principal amount thereof plus accrued interest, subject to the provisions of paragraph 6.

6. (a) Payee, for itself and its successors and assigns, covenants and agrees that the obligation of the Company to make any payment on account of the principal of and interest on any Advance shall be subordinate and junior in right of payment to the Company’s obligations to the holders of Senior Indebtedness.

(b) Upon the occurrence and during the continuance of any default in the payment of principal of, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing, or would occur as a result of the payment referred to hereinafter, permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to accelerate the maturity thereof, then, unless and until such default or event of default shall have been cured or waived or shall have ceased to exist, no payment of principal of or interest on the Advances shall be made by the Company.

(c) Subject to the provisions of this paragraph 6, nothing contained in this paragraph 6 is intended to or shall impair, as between Payee and the Company, the obligation of the Company, which is absolute and unconditional, to pay to Payee the principal of and interest on the Advances when, where and as the same shall become due and payable, all in accordance with the terms of this Agreement, or is intended to or shall affect the relative rights of Payee and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent Payee from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under this paragraph 6 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

(d) No right of any present or future holders of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof with which any such holder may have or be otherwise charged. The holders of Senior Indebtedness may, at any time or from time to time and in their absolute discretion, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Senior Indebtedness, or amend or supplement any instrument pursuant to which any such Senior Indebtedness is issued or by which it may be secured, or release any security therefor, or exercise or refrain from exercising any other of their rights under the Senior Indebtedness including, without limitation, the waiver of default thereunder, all without notice to or assent from Payee and without affecting the obligations of the Company or Payee under this paragraph 6.

(e) Subject to the payment in full of all Senior Indebtedness, Payee shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness until the Advances shall be paid in full, and none of the payments or distributions to the holders of such Senior Indebtedness to which Payee would be entitled except for the provisions of this paragraph 6 or of payments over, pursuant to the provisions of this paragraph 6, to the holders of such Senior Indebtedness by Payee shall, as among the Company, its creditors other than the holders of such Senior Indebtedness, and Payee, be deemed to be a payment by the Company to or on account of such Senior Indebtedness; it being understood that the provisions of this paragraph 6 are and are intended solely for the purpose of defining the relative rights of Payee, on one hand, and the holders of the Senior Indebtedness, on the other hand.

(f) “Senior Indebtedness” means any and all indebtedness or liabilities of the Company other than the Advances and indebtedness and liabilities of the Company that are expressly of equal priority to the Advances.

7. The Payee hereby authorizes the Company to make any and all distributions that would otherwise be payable by the Company pursuant to Articles 6 of the LLC Agreement directly to the Payee and any other Members that have made Member Loans to the Company (to be split among them pro rata in accordance with the relative amounts of such Member Loans to the Company) until such time as the obligations evidenced by this Note have been paid in full.

8. If the Company fails to repay this Note on the Maturity Date, the Company shall reimburse the holder of this Note for all of its costs and expenses incurred in enforcing this Note, including reasonable attorneys’ fees and expenses. The obligations of the Company hereunder shall be recourse only to the Company’s Interest in the Company.

9. This Note may be discharged, terminated, amended, supplemented or otherwise modified only by an instrument in writing signed by the party against which enforcement of such discharge, termination or modification is sought.

10. To the fullest extent permitted by law, the Company hereby waives diligence, presentment, protest and demand, notice of protest, dishonor and nonpayment of this Note and expressly agrees that, without in any way affecting the liability of the Company hereunder, the holder hereof may extend the time for payment of any amount due hereunder, accept additional security, release any party liable hereunder or any security now or hereafter securing this Note, without in any other way affecting the liability and obligation of the Company or any other person.

11. No failure by the holder hereof to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof will constitute a waiver of any such term or of any such breach. No waiver of any breach will affect or alter this Note, which will continue in full force and effect, nor will such waiver affect or alter the rights of the holder hereof with respect to any other then existing or subsequent breach. The acceptance by the holder hereof of any payment hereunder that is less than payment in full of all amounts due at the time of such payment will not, without the express written consent of the holder hereof: (i) constitute a waiver of the right to exercise any of such holder’s remedies at that time or at any subsequent time, (ii) constitute an accord and satisfaction, or (iii) nullify any prior exercise of any remedy.

12. No acceptance of a past due payment or indulgences granted from time to time may be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of the holder hereof thereafter to insist upon strict compliance with the terms of this Note, or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by law.

13. In case any one or more of the provisions of this Note are determined to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14. Nothing contained in this Note or elsewhere may be deemed or construed to create a partnership or joint venture between the holder hereof and the Company or between the holder hereof and any other person, or cause the holder hereof to be responsible in any way for the debts or obligations of the Company or any other person.

15. It is hereby expressly agreed that, if from any circumstances whatsoever fulfillment of any provision of this Note, at the time performance of such provision will be due, violate any applicable usury statute or any other law, then ipso facto such provision will be conformed to comply with such statute or law. In no event shall the Company be bound to pay for the use, forbearance or detention of the money lent pursuant hereto, interest of more than the current legal limit; the right to demand any such excess being hereby expressly waived by the holder hereof.

16. THIS NOTE IS MADE UNDER AND IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE-OF-LAW RULES.

17. Any legal action or proceeding with respect to this Note may be brought in any state or federal court located in the State of New York. By execution and delivery hereof, the Company hereby accepts for itself and in respect of property, generally and unconditionally, the jurisdiction of the aforesaid courts. Nothing herein, however, shall affect the right of the holder hereof to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction.

18. WITH RESPECT TO ANY SUCH LEGAL ACTION OR PROCEEDING, THE COMPANY HEREBY IRREVOCABLY WAIVES TRIAL BY JURY, AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH JURISDICTIONS. SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE MADE BY THE PAYEE ON THE COMPANY BY MAILING A COPY OF THE SUMMONS AND ANY COMPLAINT TO THE MAKER, BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, AT [•]

19. The parties agree to treat the loan as equity for U.S. federal income tax purposes.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed on the date in the year first above written.

BORROWER:

Middle Market Credit Fund, LLC

By:
Name:
Title:

Schedule attached to Revolving Subordinated Note dated [•] of Middle Market Credit Fund, LLC payable to the order of [Payee]

Date	Amount of Loan Made	Scheduled Maturity Date	Amount of Principal Repaid	Unpaid Principal Balance	Notation Made By

The aggregate unpaid principal amount shown on this schedule shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Revolving Subordinated Note. The failure to record the date and amount of any revolving subordinated loan on this schedule shall not, however, limit or otherwise affect the obligations of Middle Market Credit Fund, LLC under this Note to repay the principal amount of the loans, together with all interest accruing thereon.

Exhibit E

Initial Investment Criteria

1.	Proposed Minimum Investment Size: $30 million

2.	Yield (four year life for OID): 550-650 basis points

3.	Minimum Revenue: $30 million

4.	Minimum EBITDA: $15 million

5.	Minimum First Lien and Corporate Rating (Actual or Expected): B3/B equivalent.

6.	Transactions With Senior and Junior Debt:

a.	Net Senior Leverage: up to 4.0x

b.	Net Total Leverage: up to 6.0x

7.	Transactions with Senior Debt Only:

a.	Net Senior Leverage: to 4.5x

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Exhibit F

Management Decisions

1. Matters requiring Board Approval include without limitation the following items contained in Sections 2 and 3 of this Exhibit F. Notwithstanding the matters specified in Sections 2 and 3 of this Exhibit F, all powers not designated to the Administrative Agent under the Administration Agreement or to the Investment Committee under Exhibit G hereto are retained, and shall be decided by the Board. Notwithstanding the foregoing or the powers reserved to the Board, the Members agree that CGMSIM shall be able to use the Company’s cash on hand that is not required for disbursements of the Company within five (5) business days to repay any debt of the Company under the Company’s revolving credit facility payable to third parties without a penalty.

2. Board Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Enter into any transaction with a Member or an Affiliate of a Member (except as permitted by this Agreement);

(ii) Make short sales of assets or engage in hedging or other derivative or commodities transactions;

(iii) Enter into any credit facility, including in particular enter into a senior credit facility to leverage the Company’s Investments, or materially modify or waive the terms thereof or make a voluntary prepayment;

(iv) Guarantee, or otherwise become liable for, the obligations of other Persons, including, without limitation, Portfolio Companies;

(v) Replace the Administrative Agent for the Company, or materially modify or waive the terms of the Administration Agreement;

(vi) Approve a sub-administration agreement, or materially modify or waive the terms of a sub-administration agreement;

(vii) File for bankruptcy;

(viii) Commence or settle any material claims or litigation;

(ix) Distribute Illiquid Securities;

(x) Make material changes to tax or accounting methods of the Company or its subsidiaries including tax elections;

(xi) Modify or waive any material provision of this Agreement;

(xii) Change the name or principal office, or open additional offices;

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(xiii) Form, acquire an interest in, or transfer or otherwise dispose of an interest in, any Financing Subsidiary, or any other subsidiary owned by it, or materially modify or waive the terms thereof;

(xiv) Retain a custodian of its assets and open bank accounts on its behalf; and

(xv) Take any action or decision which pursuant to any provision of this Agreement requires Board Approval.

3. Each Member and each Board Member and their respective designees may, in the name and on behalf of the Company, do all things which it deems necessary, advisable or appropriate to make investment opportunities available to the Company, to carry out and implement matters approved by Board Approval, and to administer the activities of the Company, including:

(i) Execute and deliver all agreements, amendments and other documents and exercise and perform of all rights and obligations with respect to any Person in which the Company holds an interest, including Subsidiaries and other investment and financing vehicles;

(ii) Execute and deliver other agreements, amendments and other documents and exercise and perform all rights and obligations with respect to matters approved by Board Approval, or which are necessary, advisable or appropriate for the administration of the Company, including with respect to any contracts evidencing indebtedness for borrowed funds; and

(iii) Take any and all other acts delegated to such Member or Board Member by this Agreement or by Board Approval; provided that if such acts require Board Approval, such Board Approval has been obtained.

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Exhibit G

Investment Committee Decisions

1. Matters requiring Investment Committee Approval include without limitation the following items contained in Section 2 of this Exhibit G and the definition of Valid Company Purpose in the Agreement.

2. Investment Committee Approval shall be required for the Company or any Financing Subsidiary that is wholly-owned or otherwise controlled by the Company to do any of the following:

(i) Take any action or decision which results in the investment of any amount (including any additional amount) in an Investment (other than an amount invested pursuant to a binding obligation previously entered into with Investment Committee Approval) or the sale, transfer or other disposition of any Investment (other than an amount sold, transferred or other disposed of pursuant to a binding obligation previously entered into with Investment Committee Approval);

(ii) Exercise remedies following a default under an Investment or materially modify or waive the terms of any Investment (including, without limitation, any distressed Investments) which results in any of the following: (A) an extension of additional capital or commitments; (B) an amendment or waiver of a financial covenant; (C) an approval of an acquisition which is expected to represent more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (D) an approval of a sale of assets which represents more than 20% of the earnings before interest, taxes, depreciation and amortization of the obligor or issuer; (E) the incurrence of additional senior debt by the obligor or issuer equal to or greater than 20% of the existing senior commitments or which results in leverage increasing by more than 0.5 times; (F) an amendment or waiver of any payment term, including mandatory prepayments; (G) an extension of the maturity of any payment; or (H) a forgiveness of principal or reduction in interest payable by any Investment; subject to the following:

(a) If the Investment Committee cannot agree as to any such action in respective of an Investment as set forth in (A) through (F) of this provision, then so long as there are at least two participants in such Investment that are not Affiliates of a Member, the Investment Committee shall vote in a manner consistent with a majority in interest of the other participants in such Investment (excluding other participants that are Affiliates of a Member).

(b) If (x) the Investment Committee cannot agree as to any such action in respective of an Investment as set forth in (G) and (H) of this provision within five (5) business days from the day on which such action is submitted for Investment Committee Approval and (y) none of the Members or their respective Affiliates own any interest in such Investment (other than indirectly through the Company), then the Members shall alternate with one Member (starting with CGMSF) irrevocably offering within five (5) business days thereafter (such

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Member, the “Offering Member”) to the Company and the other Member (such Member, the “Receiving Member”) to purchase the Company’s interest in such Investment. The Receiving Member shall have three (3) business days from the receipt of such offer to notify the Company and the Offering Member that it has irrevocably committed to purchase the Company’s interest in such Investment on the terms proposed by the Offering Member. If the Receiving Member does not elect to purchase the Company’s interest in such Investment and notify the Company and the Offering Member of such commitment within such period, then the Offering Member shall complete promptly the purchase on the terms it proposed. Any sale to a Member pursuant to this process shall be deemed approved by the Members and their respective designated Board Members. Notwithstanding the foregoing, the Investment Committee may delay, suspend or withdraw any sale to a Member pursuant to this process with Investment Committee Approval.

(c) If (x) the Investment Committee cannot agree as to any such action in respective of an Investment as set forth in (G) and (H) of this provision within five (5) business days from the day on which such action is submitted for Investment Committee Approval and (y) one or more of the Members or their respective Affiliates own any interest in such Investment, then the Investment Committee shall vote against such action in respective of the Investment. Notwithstanding the foregoing, the Investment Committee may delay, suspend or withdraw any vote pursuant to this process with Investment Committee Approval.

3. Each Investment Committee Member and their respective designees may, in the name and on behalf of the Company, do all things which it deems necessary, advisable or appropriate to make investment opportunities available to the Company, to carry out and implement matters approved by Investment Committee Approval and to administer the activities of the Company, including:

(i) Execute and deliver other agreements, amendments and other documents and exercise and perform all rights and obligations with respect to matters approved by Investment Committee Approval or which are necessary, advisable or appropriate for the administration of the Company, including with respect to any contracts evidencing indebtedness for borrowed funds; and

(ii) Take any and all other acts delegated to such Investment Committee Member by this Agreement or by Investment Committee Approval; provided that if such acts require Investment Committee Approval, such Investment Committee Approval has been obtained.

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Exhibit H

SEC Disclosure

On February 29, 2016, we agreed to co-invest with Credit Partners USA LLC (“Credit Partners”), a wholly-owned subsidiary of a Canadian pension fund, through Middle Market Credit Fund, LLC (the “MMCF”), an unconsolidated Delaware limited liability company. The purpose of MMCF is to invest primarily in first lien loans to middle-market companies. MMCF is managed by a six-member board of managers, on which we and Credit Partners each have equal representation. Investment decisions must be unanimously approved by a quorum of the investment committee, which is comprised of persons appointed equally by us and Credit Partners. Establishing a quorum for MMCF’s board of managers requires at least four members to be present at a meeting, including at least two of our representatives and two of Credit Partners’ representatives. We and Credit Partners each have 50% economic ownership of MMCF and have subscribed to fund from time to time capital of MMCF of $400 million, subject in each case to the prior approval of MMCF’s board of managers.

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